UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant       [X]
Filed by a Party other than the Registrant       [   ]

Check the appropriate box:
[X]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-12

FIRST PULASKI NATIONAL CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[   ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  Title of each class of securities to which transaction applies:
  ___________________________________________________________________________
  Aggregate number of securities to which transaction applies:
  __________________________________________________________________________
  Per unit price or other underlying value of transaction computed pursuant to
  Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  ___________________________________________________________________________
  Proposed maximum aggregate value of transaction:
  ___________________________________________________________________________
  Total fee paid:
   ___________________________________________________________________________

[   ]        Fee paid previously with preliminary materials.
[   ]        Check box if any part of the fee is offset as provided by Exchange Act Rule
              0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)    Amount Previously Paid:_____________________
              (2)    Form, Schedule or Registration Statement No:__________________
              (3)    Filing Party:______________________________
              (4)    Date Filed:_______________________________

First Pulaski National Corporation

P.O. Box 289 - 206 South First Street

Pulaski, Tennessee

(931) 363-2585  -  Fax: (931)363-7574

Mark A. Hayes	Donald A. Haney
Chairman and CEO	President and COO

Dear Shareholders:

Accompanying this letter is a proxy package from First Pulaski National Corporation ("FPNC" or the "Company"). The proxy statement is to announce a special meeting of FPNC for the purpose of amending the Company's charter. The charter amendment is necessary to allow FPNC to realize substantial expense savings by de-registering FPNC Common Stock with the Securities and Exchange Commission ("SEC") in a transaction made possible via the passage of the Jumpstart Our Businesses Startups Act ("JOBS Act").

The JOBS Act included a provision that increases the number of shareholders of record a corporation may have without being required to register with the SEC. FPNC is currently registered with the SEC. As an SEC registrant, FPNC must meet many of the same audit and reporting requirements as the largest corporations in the nation. In order to realize the savings made possible by the JOBS Act, which we estimate to be approximately $222,000 per year, FPNC must reduce the number of common shareholders of record to less than 1,200. To accomplish this goal, the board of directors is proposing that a portion of the Company's common shares be reclassified from Common Stock to Class A Stock. The shares proposed to be reclassified will be those held by shareholders having fewer than 201 shares on the date that we consummate this reclassification. (The shares reclassified as Class A Stock will comprise less than 3.5% of the total shares of Common Stock currently outstanding.) A primary difference between the Class A Stock and Common Stock will be that Class A Stock will have limited voting rights. However, Class A Stock will receive a 4% premium on all dividends declared on the Common Stock.

With shareholder approval of the recommended charter amendment (which is described in more detail in the attached proxy statement), FPNC will be eligible to begin a process to deregister with the SEC. As a non-registered company, the financial information available will not contain the detail as that of an SEC registrant. However, you will receive an annually audited financial statement plus will begin receiving a quarterly financial summary in addition to the quarterly shareholder's letter you now receive.

While it is not possible to provide all of the pros and cons of deregistration in this introductory letter, the FPNC board of directors has reviewed both the positive and negative attributes of the stock reclassification and SEC deregistration, and those are summarized thoroughly in the attached proxy statement. The board has determined that it is in the Company's best interest to approve the charter amendment so that the financial benefits provided by the JOBS Act will be available to FPNC.

We encourage you to carefully review the proxy package accompanying this letter and urge you to promptly complete and return the proxy card included with your package. If you should have any questions about the proxy statement or the reclassification transaction, please call us at (931) 363-2585.

Thank you for your continued support of FPNC and First National Bank.

Sincerely,

Mark Hayes                                                                            Don Haney
Chairman and CEO                                                                 President and COO

FIRST PULASKI NATIONAL CORPORATION
206 South First Street
Pulaski, Tennessee 38478

A LETTER TO OUR SHAREHOLDERS

___________, 2012

Dear Shareholder:

            You are cordially invited to attend the special meeting of shareholders of First Pulaski National Corporation, or First Pulaski, to be held at _____ ____ Central Daylight Time, on _________, 2012, in the Cox & Curry Center of First National Bank of Pulaski (the "Bank") at 206 South First Street, Pulaski, Tennessee 38478.

             At this important meeting, you will be asked to vote on the following matters:

    Amendment to our Charter and Reclassification of Common Stock. To amend our charter to provide for the authorization of a new class of capital stock, Class A stock, and to reclassify certain of our shares of existing common stock into the Class A stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

    Adjournment. To grant to the proxy holders discretionary authority to vote to adjourn the special meeting, if necessary, in order to solicit additional proxies in the event there are not sufficient affirmative votes present at the special meeting to approve the proposals that may be considered and voted on at the special meeting.

    Other Business. To transact such other business as may properly come before the special meeting or any adjournment thereof.

              In connection with the proposed charter amendment to authorize a new class of capital stock and to reclassify our common stock, shares of our existing common stock held by shareholders who own less than 201 shares will be reclassified into shares of Class A stock. Shares of our common stock held by shareholders who own 201 shares or more will not be impacted by this proposal. The reclassification will be made on the basis of one share of Class A stock for each share of common stock held on the date of the reclassification. The purpose of amending our charter and reclassifying our common stock is to discontinue the registration of our common stock under the Securities Exchange Act of 1934, as amended, and to no longer be a "public" company.

              If approved at the special meeting, the charter amendment and reclassification will affect you as follows:

If, on the date of the reclassification, you are a shareholder with:	Effect:
201 or more shares of common stock:

You will continue to hold the same number of shares of common stock and your voting and dividend rights will be unchanged, except that you will not be able to receive dividends unless dividends are first paid on the Class A stock.

Less than 201 shares of common stock:

You will no longer hold shares of common stock, but, rather, will hold a number of shares of Class A stock equal to the same number of shares of common stock that you held before the reclassification transaction. You will only be allowed to vote on a merger, share exchange, sale of substantially all of our assets, voluntary dissolution or as required by law and will be entitled to a 4% premium on any dividends we pay on our common stock.

              The primary effect of this transaction will be to reduce our total number of record holders of common stock to below 1,200. As a result, we will terminate the registration of our common stock under federal securities laws and will no longer be considered a "public" company. This transaction is known as a Rule 13e-3 "going private" transaction under the Securities Exchange Act of 1934, as amended.

              We are proposing the amendment to our charter because our board of directors has concluded, after careful consideration, that the costs and other disadvantages associated with being a reporting company with the Securities and Exchange Commission, or SEC, outweigh any of the advantages.

              Set forth below are what our board believes to be the disadvantages and advantages of remaining a public reporting company:

Disadvantages of Remaining Public

  It is an administrative burden on our management to continue making required filings with the SEC;

  The cost to us of making required filings with the SEC is significant, including as a result of the requirement that portions of our annual and quarterly filings with the SEC be tagged in Extensible Business Reporting Language, or XBRL, format;

  The cost of complying with Section 404 of the Sarbanes-Oxley Act, including the requirement that our independent registered public accounting firm audit our internal control over financial reporting, is similarly high;

  Our legal and accounting costs are significantly higher if we remain a public reporting company; and

  We have not needed or realized many of the benefits normally associated with being a public reporting company, such as access to capital markets and an active trading market for our shares of common stock.

Advantages of Remaining Public

  Our shareholders will have more convenient access to more analytical information regarding our financial performance;

  Our shareholders will have more convenient access to detailed information regarding the compensation we pay to our directors and executive officers and the changes in beneficial ownership of our common stock owned by our directors and officers;

  We will not incur the costs of this "going private" transaction, which we expect to be approximately $78,000;

  If we needed to raise additional capital through the issuance of common stock, it might be easier to do so if we were a public reporting company; and

  If we were to acquire another bank, being a public reporting company might enhance our ability to use our common stock as consideration.

              In reaching the conclusion to recommend that our shareholders approve this transaction, our board of directors considered the following:

  the ongoing administrative burden and expense of making our periodic filings with the SEC;

  the fact that operating as a non-SEC reporting company will reduce the burden on our management and employees which arises from monitoring and complying with increasingly complex SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

  the very limited trading volume of our common stock and the resulting lack of an active market for our shareholders;

  the fact that a "going private" transaction could be structured in a manner that all shareholders would still retain an equity interest in our company, and would not be forced out by means of a cash reverse stock split or other transaction;

  the estimated expense of a "going private" transaction;

  the fact that the reclassification transaction allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A stock to retain an equity interest in our company with what the board believes is approximately the same value per share as holders of common stock;

  the fact that our earnings have historically been sufficient to support our growth without the need to raise capital through the capital markets; and

  the fact that our holding company structure now allows us to raise additional capital for our bank subsidiary through borrowing money at the holding company level, which would not dilute the ownership interest of our then shareholders.

              Except for the effects described in the accompanying proxy statement, we do not expect the reclassification transaction to adversely affect our operations.

              In the event the proposal to amend our charter and to reclassify our common stock is adopted and your shares are exchanged for Class A stock:

  you will receive no additional consideration for your shares of common stock when they are reclassified into shares of Class A stock;

  you will hold shares even less liquid than the shares you currently hold since there is no existing market for the Class A stock, and the Class A stock will have fewer record holders than currently hold common stock;

  you will receive a security with limited voting rights; and

  all of our shareholders will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, including the ongoing shareholder disclosures required thereby.

              Dissenters' rights are available to you under Tennessee law if you will be receiving shares of Class A stock in the reclassification transaction. In order to exercise your dissenter's rights (and receive the fair value of your shares of common stock in cash):

  You must not vote in favor of the proposal to amend our charter and to reclassify our common stock;

  Before the vote is taken, you must deliver a written notice to us of your intent to demand payment for your shares if the proposal to amend our charter and to reclassify our common stock is approved; your written notice must be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Tracy Porterfield, our Chief Financial Officer and Corporate Secretary/Treasurer, at 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478;

  If you satisfy the requirements listed above, within ten (10) days after the approval by our shareholders of the charter amendment and the reclassification transaction, we will send you a dissenters' notice, which will include directions about where to send a payment demand, where and when the certificates for your shares must be deposited, and will include a form for demanding payment; the dissenter's notice we send to you will also set a date by which we must receive your payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date we deliver the dissenter's notice to you;

  You must execute and return the payment demand form to us, and deposit your share certificates in accordance with the terms of the dissenter's notice before the date specified in the dissenter's notice;

  As soon as the charter amendment and reclassification transaction are effectuated, or upon receipt of your payment demand, whichever is later, we will pay you, if you have complied with the above requirements, the amount we estimate to be the fair value of your shares, plus accrued interest;

  You may notify us in writing of your own estimate of the fair value of your shares and amount of interest due and either (1) demand payment of your estimate (less any payment previously made by us) or (2) reject our offer under Section 48-23-208 of the Tennessee Business Corporation Act, which we refer to as the TBCA, and demand payment of the fair value of your shares and interest due, so long as the following conditions are met: (i) you believe that the amount we paid or offered is less than the fair value of your shares or that the interest due is incorrectly calculated; (ii) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or (iii) we, having failed to effectuate the charter amendment and reclassification transaction, do not return the deposited share certificates within two (2) months after the date set for demanding payment. In order to demand payment, you must notify us of your demand in writing within one (1) month after we made or offered payment for your shares;

  If you make a demand for payment which remains unsettled, we will commence a proceeding within two (2) months after receiving such payment demand and petition a court of competent jurisdiction to determine the fair value of your shares and accrued interest. If we do not commence the proceeding within the two-month period, we must pay you the amount you demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by us.

              You must strictly comply with the above requirements in order to exercise your dissenters' rights. Please read "- Dissenters' Rights" beginning on page 38 of the proxy statement that accompanies this letter in its entirety for complete disclosure on your dissenters' rights. We have not yet determined the amount of cash we will offer our shareholders who exercise their dissenters' rights. We plan to determine "fair value" by using the average of two values, one using a multiple of earnings and one using a book value. We may also take into consideration the last known trade price for our common stock. Our board may also choose to rely on independent third parties to determine the "fair value" of our shares. We will make the "fair value" determination shortly after consummation of the reclassification transaction.

              Our board of directors believes the terms of the reclassification transaction are procedurally and substantively fair to our shareholders, including our affiliated and unaffiliated shareholders, whether they will retain common stock or be issued Class A stock, and are in the best interest of our shareholders. The board of directors unanimously recommends that you vote "FOR" the proposal to amend our charter and reclassify our common stock. We encourage you to read carefully the proxy statement and attached appendices.

              It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card. There will be a registration table in the lobby of the Bank where you should report upon your arrival in order that we may properly register your vote, whether by proxy or in person.

              On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of First Pulaski.

                                                                                                            Sincerely,

                                                                                                            First Pulaski National Corporation
                                                                                                            Mark A. Hayes, Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendment to our charter and the reclassification transaction, passed upon the merits or fairness of the amendment to our charter and the reclassification transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

              This proxy statement is dated _________, 2012, and is first being mailed to shareholders on or about _________, 2012.

FIRST PULASKI NATIONAL CORPORATION
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

              Notice is hereby given that a Special Meeting of Shareholders of First Pulaski National Corporation will be held at _____ ____ Central Daylight Time, on _________, 2012, in the Cox & Curry Center of First National Bank of Pulaski (the "Bank") at 206 South First Street, Pulaski, Tennessee 38478, for the following purposes:

    Amendment to our Charter and Reclassification of Common Stock.  To amend our charter to provide for the authorization of a new class of capital stock, Class A stock, and to reclassify certain of our shares of existing common stock into the Class A stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

    Adjournment.  To grant the proxy holders discretionary authority to vote to adjourn the special meeting, if necessary, in order to solicit additional proxies in the event there are not sufficient affirmative votes present at the special meeting to approve the proposals that may be considered and voted on at the special meeting.

    3.   Other Business.  To transact such other business as may properly come before the special meeting or any adjournment thereof.

              Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on _______, 2012 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

             Dissenters' rights are available to you under Tennessee law if you will be receiving shares of Class A stock in the reclassification transaction. Please see the section entitled "- Dissenters' Rights" beginning on page 38 of the accompanying proxy statement for a discussion of the availability of dissenters' rights and the procedures required to be followed to assert dissenters' rights in connection with the reclassification.

              You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. If you attend the meeting and wish to vote in person you may revoke your proxy at that time and vote by ballot.

                                                                             By Order of the Board of Directors

                                                                             Tracy Porterfield
                                                                             Corporate Secretary

Pulaski, Tennessee
_________, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Special Shareholder Meeting to be Held on _______, 2012

              Pursuant to rules promulgated by the Securities and Exchange Commission, we have provided access to these proxy statement materials (which includes this proxy statement and a proxy card both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.

              This proxy statement and a proxy card are available at http://www.fnbforyou.com/financials.asp.

              The Special Meeting of Shareholders will be held ______, 2012 at ____, local time, in the Cox & Curry Center of First National Bank of Pulaski at 206 South First Street, Pulaski, Tennessee 38478. In order to obtain directions to attend the Special Meeting of Shareholders, please call Tracy Porterfield, our Corporate Secretary, at (931) 363-2585.

              The Proposals to be voted upon at the Special Meeting of Shareholders, all of which are more completely set forth in this proxy statement, are as follows:

  Amendment to our Charter and Reclassification of Common Stock. To amend our charter to provide for the authorization of a new class of capital stock, Class A stock, and to reclassify certain of our shares of existing common stock into the Class A stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

  Adjournment. To grant the proxy holders discretionary authority to vote to adjourn the special meeting, if necessary, in order to solicit additional proxies in the event there are not sufficient affirmative votes present at the meeting to approve the proposals that may be considered and voted on at the special meeting.

  Other Business. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

    Our Board of Directors recommends that you vote FOR the approval of Proposal #1 and Proposal #2.

FIRST PULASKI NATIONAL CORPORATION
SPECIAL MEETING OF SHAREHOLDERS

TABLE OF CONTENTS

PAGE #

QUESTIONS AND ANSWERS ABOUT AND SUMMARY TERMS OF THE RECLASSIFICATION TRANSACTION	1
PROPOSAL 1: AMENDMENT TO OUR CHARTER AND RECLASSIFICATION TRANSACTION	14
SPECIAL FACTORS	14
Overview of the Reclassification Transaction	14
Background of the Reclassification Transaction	15
Reasons for the Reclassification Transaction. Fairness of the Reclassification Transaction; Board Recommendation	17
Our Position as to the Fairness of the Reclassification Transaction	20
Purpose and Structure of the Reclassification Transaction	26
Effects of the Reclassification Transaction on First Pulaski	27
Effects of the Reclassification Transaction on Shareholders of First Pulaski	30
Plans or Proposals	32
Record and Beneficial Ownership of Common Stock	32
Interests of Certain Persons in the Reclassification Transaction	33
Financing of the Reclassification Transaction	34
Material Federal Income Tax Consequences of the Reclassification Transaction	34
Dissenters' Rights	38
Regulatory Requirements	40
Accounting Treatment	40
Fees and Expenses	41
DESCRIPTION OF CAPITAL STOCK	42
Current Capital Stock	42
Class A Stock to be Issued if Reclassification Transaction Approved	43
Transactions Involving Our Securities.	44
PROPOSAL 2: APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING	45
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	45
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	48
SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)	50
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION	52
MARKET PRICE OF COMMON STOCK AND DIVIDEND INFORMATION	57
Market for Common Stock	57
Dividends	57
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2013 ANNUAL MEETING	58
CERTAIN TRANSACTIONS	58
OTHER MATTERS	58
Reports, Opinions, Appraisals and Negotiations	58
Independent Registered Public Accounting Firm	58
Forward Looking Statements	58
Where You Can Find More Information	59
APPENDIX A - ARTICLES OF AMENDMENT TO THE CHARTER OF FIRST PULASKI NATIONAL CORPORATION
APPENDIX B - TENNESSEE DISSENTERS' RIGHTS STATUTES

i

PROXY STATEMENT
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS

              Your vote is very important. For this reason, the board of directors is requesting that if you are not able to attend the special meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This proxy statement and the form of proxy was first mailed to all of our shareholders on or about _________, 2012.

              First Pulaski National Corporation, or First Pulaski, is a bank holding company for First National Bank of Pulaski headquartered in Pulaski, Tennessee. We have tried to make this proxy statement simple and easy to understand. The Securities and Exchange Commission, or SEC, encourages companies to use "plain English" and we will always try to communicate with you clearly and effectively. We will refer to First Pulaski throughout this proxy statement as "we," "us," the "Company," "our company" or "First Pulaski" and we will refer to First National Bank of Pulaski as the "Bank," our "bank subsidiary," "First National Bank of Pulaski," or "First National."

QUESTIONS AND ANSWERS ABOUT AND SUMMARY TERMS OF THE
RECLASSIFICATION TRANSACTION

Q:           What is the proposed reclassification transaction?

A:            We are proposing that our shareholders approve an amendment to our charter in the form of Appendix A attached hereto which provides for the creation of Class A stock, and the reclassification of shares of common stock held by holders of less than 201 shares of common stock into shares of Class A stock on the basis of one share of Class A stock for each share of common stock held by the shareholders.

                We are proposing that you approve an amendment to our charter which will provide for the authorization of the Class A stock and will also provide for the authorization of the reclassification of our existing shares of common stock. Thus, for purposes of this proxy statement, when we refer to the term "reclassification transaction", we are referring to both the creation of the new class of stock and the reclassification of our common stock.

Q:            What is the purpose of the proposed reclassification transaction?

A:            The purpose of the reclassification transaction is to allow us to terminate our SEC reporting obligations (referred to as "going private") by reducing the number of our record shareholders of common stock to less than 1,200 and by having under 2,000 record shareholders of our Class A stock. This will allow us to terminate our registration under the Securities Exchange Act of 1934, as amended, and relieve us of the substantial costs that we incur annually to prepare and file reports and other documents with the SEC. The reclassification transaction will also relieve us of the requirement to comply with many of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, compliance with which has been costly and a disruption to management.

Q:            What will be the effects of the reclassification transaction?

A:             The reclassification transaction is a "going private" transaction for First Pulaski, meaning it will allow us to deregister with the SEC and we will no longer be subject to reporting obligations under federal securities laws. As a result of the reclassification transaction, among other things:
  the number of our record shareholders holding shares of common stock will be reduced from approximately 1,603 to approximately 813;

  the number of outstanding shares of our common stock will decrease approximately 3.42%, from 1,571,831 shares to approximately 1,518,046 shares;

  the number of authorized shares of Class A stock will increase from 0 shares to 1,000,000 shares, of which approximately 53,785 shares will be outstanding and held by approximately 790 shareholders of record;

  because of the reduction of our total number of record shareholders of common stock to less than 1,200 and because the total number of record shareholders of the Class A stock will be less than 2,000, we will be allowed to terminate our status as a reporting company with the SEC;

  the shares of Class A stock will be freely tradeable, but there may be less liquidity for these shares than there currently is for our common stock;

  those shareholders receiving shares of Class A stock will continue to have an equity interest in First Pulaski and therefore will still be entitled to participate in any future value received as a result of a sale of First Pulaski, if any;

  holders of Class A stock will be entitled to vote only on any merger, share exchange, sale of substantially all of our assets, voluntary dissolution or as required by law;

  holders of Class A stock will be entitled to a 4% premium (rounded up to the next whole cent) on any dividends paid on our common stock;

  upon liquidation, holders of Class A stock will be entitled to distribution of assets on the same basis as holders of common stock; and

  holders of shares of common stock and Class A stock shall be entitled to receive the same consideration per share in any merger, share exchange, sale of substantially all of the assets of the corporation or similar change of control transaction.

              For a further description of how the reclassification transaction will affect you, please see "- Effects of the Reclassification Transaction on Shareholders of First Pulaski" beginning on page 30.

Q:          What is the vote required to approve the charter amendment necessary to facilitate the reclassification transaction?

A:          The charter amendment providing for the reclassification of our common stock must be approved by the affirmative vote of the holders of a majority of our outstanding common voting shares. As of the record date, holders of our shares of common voting stock whose shares will remain common stock after the reclassification transaction own approximately 96.58% of our outstanding shares of common voting stock. Therefore, if all of our shareholders whose shares of common stock will remain common stock after the reclassification transaction vote in favor of the charter amendment, it will be approved.

Q:         What does it mean for First Pulaski and our shareholders that First Pulaski will no longer be a public reporting company and subject to federal securities laws reporting obligations?

A:         As an SEC-reporting company, we are required to prepare and file with the SEC, among other items, annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy statements and related materials and current reports on Form 8-K. In addition, our directors and executive officers are required to file reports with the SEC reflecting their beneficial ownership of shares of our common stock and any changes in their beneficial ownership. Our directors and executive officers are also subject to liability for short-swing profits under Section 16 of the Securities Exchange Act of 1934, as amended. If the reclassification transaction is approved we will no longer be required to file these reports and our executive officers and directors will no longer be required to file reports with the SEC reflecting changes in their beneficial ownership of our shares, nor will our directors and executive officers be subject to liability for short-swing profits.

              If the reclassification transaction is approved, we currently intend to send to all of our shareholders quarterly and annual letters updating them on our performance. These quarterly and annual letters will not provide the detailed information included in our SEC reports, but rather will be abbreviated summaries of our performance for the most recently completed quarter and will include a short summary of our earnings results and asset and liability growth for the period presented as well as updates on any material developments during the quarter. We also currently intend to provide our shareholders with annual audited financial statements.

              In addition to these quarterly and annual letters, we, and our bank subsidiary, will continue to file regulatory reports with our, and our bank subsidiary's, federal regulators. Under Federal Reserve Board and Federal Deposit Insurance Corporation, or FDIC, requirements, we, and our bank subsidiary, will file quarterly FR Y-9C and Consolidated Reports on Condition and Income (Call Reports), respectively. These reports, which are publicly available two days after the filing deadline in the case of FR Y-9C filings and 15 days after the filing deadline in the case of Call Reports, are a compilation of schedules relating to the filing entity's balance sheet and income statement. Unlike our SEC reports though, these regulatory filings do not provide a detailed discussion and analysis of our financial condition and results of operations like the MD&A included in our SEC reports, and shareholders will not have the benefit of management's detailed analysis of our results. Nor will these filings include any detailed information on our executive compensation programs and philosophies or the specific amounts we pay our executive officers and directors.

              If we are no longer a public reporting company, we will no longer be subject to many of the provisions of the Sarbanes-Oxley Act, which among other things, requires that our CEO and CFO certify as to the accuracy of our financial statements and the accuracy of our internal control over financial reporting. The Sarbanes-Oxley Act, and the related rules and regulations of the SEC, also require that we disclose to you certain information about our board of directors and certain of its committees, including whether or not a majority of our directors and the members of certain of the committees are independent under the standards of, in our case, the New York Stock Exchange. If the reclassification transaction is approved, we will no longer be required to disclose this information to you.

             Although we will no longer be subject to the SEC's rules and regulations, including the rules and regulations enacted as a result of the Sarbanes-Oxley Act or the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), we will continue to be regulated by the Federal Reserve Board and our bank subsidiary will continue to be regulated by the Office of the Comptroller of the Currency, or the OCC. We also believe that we will continue to be subject to the anti-fraud provisions of the federal securities laws and the securities laws of the state of Tennessee. The federal bank regulators, the SEC and the Tennessee Securities Commissioner, as the case may be, will each retain authority to enforce these laws against us with respect to all of our outstanding stock, including the common stock and the Class A stock.

              In addition to the reduced availability of detailed information, the liquidity of the common stock you hold in First Pulaski is likely to be further reduced if we are no longer a reporting company and the Class A stock shareholders receive will be very illiquid since it will be held by less than 2,000 shareholders. There will be no public information available about trades involving First Pulaski common stock or Class A and all of our stock will only be tradable in privately negotiated transactions.

Q:           Why are you proposing the reclassification transaction?

A:            Our reasons for the reclassification transaction are based on:

  the ongoing and prospective administrative burden and expense of making our periodic filings with the SEC and complying with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder;

  the fact that operating as a non-SEC reporting company will reduce the burden on our management and employees which arises from monitoring and complying with increasingly complex SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

  the very limited trading volume of our common stock, the resulting lack of an active market for our shareholders and the absence of published research concerning our company by stock analysts;

  the fact that a "going private" transaction could be structured in a manner that all shareholders would still retain an equity interest in the Company, and would not be forced out by means of a cash reverse stock split or other transaction;

  the estimated expense of a "going private" transaction;

  the fact that the reclassification transaction allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A stock to retain an equity interest in our company with what the board believes is approximately the same value per share as holders of common stock;

  the fact that our earnings have historically been sufficient to support our growth without the need to raise capital through the public capital markets; and

  the fact that our holding company structure now allows us to raise additional capital for our bank subsidiary through borrowing money at the holding company level, which would not dilute the ownership interest of our then shareholders.

              We considered that some of our shareholders may prefer that we continue as an SEC reporting company, which is a factor weighing against the reclassification transaction. However, we believe that the disadvantages and costs of continuing our reporting obligations with the SEC and continuing to comply with the Sarbanes-Oxley Act and provisions of the Dodd-Frank Act applicable to public reporting companies our size outweigh any advantages associated with doing so. See "Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation" beginning on page 17.

              When considering whether to recommend the reclassification transaction, the board of directors considered alternative methods of reducing our number of shareholders to allow us to suspend SEC reporting requirements, including open market repurchases, a tender offer and a reverse stock split. For a more detailed discussion of these alternative methods that were considered by our board see "Background of the Reclassification Transaction."

              Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the reclassification transaction and the terms and provisions of the reclassification transaction are substantively and procedurally fair to our shareholders, including our affiliated and unaffiliated shareholders, whether they will retain common stock or be issued Class A stock. Our board of directors has unanimously approved the reclassification transaction.

              In the course of determining that the reclassification transaction is procedurally and substantively fair to and is in the best interests of our shareholders, including both affiliated and nonaffiliated shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Class A stock, our board considered a number of positive and negative factors affecting these groups of shareholders in making their determination. To review the reasons for the reclassification transaction in greater detail, please see "Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation" beginning on page 17.

              We expect that all of our directors and executive officers will own individually, or jointly with their spouse, more than 201 shares of common stock at the effective time of the reclassification transaction, and will therefore continue as holders of common stock if the reclassification transaction is approved.

Q:           What is the recommendation of our board of directors regarding the reclassification proposal?

A:           Our board of directors has determined that the reclassification transaction is advisable and in the best interests of our shareholders. Our board of directors has unanimously approved the reclassification transaction and recommends that you vote "FOR" approval of this matter at the special meeting.

Q:            What will I receive in the reclassification transaction?

A:             If you own in record name less than 201 shares of our common stock on the date of the reclassification, your shares of common stock will automatically be converted into an equal number of shares of Class A stock. You will be asked to turn in your stock certificates for common stock so that we can send to you a certificate for shares of Class A stock. If you own in record name 201 or more shares of our common stock on the date of the reclassification transaction, you will not receive any shares of Class A stock for your shares of common stock in connection with the reclassification transaction and will continue to hold the same number of shares of our common stock as you did before the reclassification transaction.

                  In the event the proposal to amend our charter to reclassify our common stock is adopted and you receive shares of Class A stock:
  you will receive no additional consideration for your shares of common stock when they are reclassified into shares of Class A stock;

  you will hold shares even less liquid than the shares you currently hold because there is no existing market for our Class A stock;

  you will receive a security with limited or no voting rights; and

  all of our shareholders will lose the benefits of holding securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Q:           What are the terms of the Class A stock?

A:            The following table sets forth the principal differences between our common stock and the Class A stock:

	Common Stock	Class A stock

Voting Rights	Entitled to vote on all matters for which stockholder approval is required under Tennessee law	Entitled to vote only on any merger, share exchange, sale of substantially all the assets, voluntary dissolution or as required by law
Dividends	If and when declared by our board of directors	4% premium on any dividends paid on our common stock, rounded up to the next whole cent
Liquidation Rights	Entitled to distribution of assets on same basis as holders of Class A stock	Entitled to distribution of assets on same basis as holders of common stock

              For a complete description of the terms of the Class A stock, please refer to "Class A Stock to be Issued if Reclassification Transaction Approved" beginning on page 43.

Q:          Why is 201 shares the "cutoff" number for determining which shareholders will receive Class A stock and which shareholders will remain as common stock shareholders of First Pulaski?

A:           The purpose of the reclassification transaction is to reduce the number of our record shareholders of our common stock to fewer than 1,200 and to have under 2,000 record shareholders of our Class A stock, which will allow us to de-register as an SEC reporting company. Our board selected 201 shares as the "cutoff" number in order to enhance the probability that after the reclassification transaction, if approved, we will continue to have fewer than 1,200 record shareholders of our common stock and have fewer than 2,000 record shareholders of each of our Class A stock so as to avoid triggering an obligation to resume reporting under the Securities Exchange Act of 1934, as amended.

Q:           May I buy additional shares or consolidate my holdings in order to remain a holder of common stock in First Pulaski?

A:           Yes, you may purchase additional shares or consolidate shares you own in separate names or separately with other family members. The key date for acquiring additional shares or consolidating your holdings is _________, 2012 assuming we file the amendment to our charter with the Tennessee Secretary of State on that date. So long as you are able to acquire a sufficient number of shares so that you are the record owner of 201 or more shares by the date that we file our charter amendment with the Tennessee Secretary of State (which we expect to be _________, 2012), you will retain your shares of common stock and will not receive Class A stock in the reclassification transaction. Recent trades known to management of the Company were at $40.00 per share. Due to the illiquidity of and very limited market for our common stock, however, it may be difficult for you to acquire the requisite number of shares of our common stock to avoid reclassification particularly if you only own a small number of shares.

Q:           What if I hold my shares in "street name"?

A:          The reclassification transaction is being effected at the record shareholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder will be receiving shares of Class A stock. It is important that you understand how shares that are held by you in "street name" will be treated for purposes of the reclassification transaction described in this proxy statement. If you have transferred your shares of our common stock into a brokerage or custodial account you are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee; this is what is meant by "street name." If that single nominee is the record shareholder for 201 or more shares, then the stock registered in that nominee's name will be completely unaffected by the reclassification transaction. Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 201 shares. At the end of the reclassification, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did at the start of the reclassification, even if the number of shares they own is less than 201.

              If you hold your shares in "street name," you should talk to your broker, nominee or agent to determine how they expect the reclassification transaction to affect you. Because other "street name" holders who hold through your broker, agent or nominee may adjust their holdings prior to the reclassification transaction, you may have no way of knowing whether you will be receiving shares of Class A stock in the reclassification transaction until it is completed.

Q:        Will shares that I hold in my self-directed IRA be aggregated with shares I own in my own name outside of my IRA for purposes of determining whether I own in excess of 200 shares of First Pulaski common stock?

A:         No, shares that are owned by a custodian for your benefit in a self-directed IRA will not be aggregated with shares you own individually for purposes of determining whether you own in excess of 200 shares of First Pulaski common stock. Under SEC rules, custodians are considered a distinct holder of record for purposes of Sections 12(g) and 15(d) of the Securities Exchange Act of 1934, as amended. Accordingly, even if your individual ownership and your IRA ownership exceed 200 shares in the aggregate, your shares of common stock will be converted to shares of Class A stock in the reclassification transaction if separately those accounts own less than 201 shares of common stock. For example, if you individually own 150 shares of First Pulaski common stock and own 150 shares of First Pulaski common stock in an IRA account, all of your shares of common stock will be converted into shares of Class A stock if the reclassification transaction is approved.

Q:          When is the reclassification transaction expected to be completed?

A:          If the proposed reclassification transaction is approved at the special meeting, we expect to complete such reclassification transaction as soon as practicable following the special meeting. Although Tennessee law allows our board to abandon the proposed reclassification transaction after shareholder approval but prior to filing the amendment to our charter with the Tennessee Secretary of State, we have no plans to do so and see no circumstances that would cause the board to abandon the reclassification transaction in the event it is approved by our shareholders.

Q:          What if the proposed reclassification transaction is not completed?

A:         It is possible that the proposed reclassification transaction will not be completed. The proposed reclassification transaction will not be completed if, for example, the holders of a majority of the outstanding shares of common stock do not vote to adopt the reclassification transaction. If the reclassification transaction is not completed, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:         What will happen if, through negotiated trades or through other transfers, First Pulaski gains additional security holders requiring SEC registration?

A:         We are currently subject to the reporting obligations under Section 13(a) of the Securities Exchange Act of 1934, as amended, which requires us to file periodic reports with the SEC, because our common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended. Such registration is required under Section 12 because we have more than 1,200 holders of record of our common stock. If the shareholders approve the proposals to amend our charter and to reclassify our common stock, our common stock will be held by less than 1,200 shareholders of record.

              We may then file a Form 15 and terminate the registration of our common stock and the obligation to file Section 13(a) periodic reports arising under Section 12; however, our periodic reporting obligations arising under Section 15(d) of the Securities Exchange Act of 1934, as amended, cannot be terminated, but can only be suspended. Therefore, if our shareholders of record for the common stock ever rise above 1,200 as of the last day of any fiscal year, then we will again be responsible for making filings in compliance with Section 15(d). This would require us to file periodic reports going forward and an annual report for the preceding fiscal year. If the holders of record for any class of our securities ever exceeds 2,000 at the end of a fiscal year, then we will again be required to file periodic reports under and be subject to the regulations of the Securities Exchange Act of 1934, as amended.

Q:           If the reclassification transaction is approved, will we continue to have our financial statements audited and will shareholders receive information on our Company?

A:          Yes and yes. Even if we terminate our registration with the SEC, we will continue to have our financial statements audited and send out periodic information to our shareholders. This audit will be done on the same basis as the current audit of our financial statements except that the audit will be done in accordance with generally accepted auditing standards rather than the rules and regulations of the Public Company Accounting Oversight Board which will no longer be applicable to us. Periodic information distributed is expected to include shareholder letters, which letters currently include information updating our financial performance and any other news affecting First Pulaski, such as new offices, acquisitions, economic updates or new product offerings. We also intend to continue to prepare and distribute audited annual financial statements to our shareholders. In addition, we, and our bank subsidiary, will still be required to file regulatory reports with our federal regulators, which reports will be publicly available.

Q:          Will I have appraisal or dissenters' rights in connection with the reclassification transaction?

A:          Yes. Under Tennessee law, which governs the reclassification transaction, if you are the record holder of less than 201 shares of common stock and as a result are scheduled to receive shares of Class A stock in the reclassification transaction, you have the right to demand that the fair value of your shares be paid to you in cash if you do not vote for the proposed reclassification transaction and you comply with all procedural requirements of Tennessee law, the relevant sections of which are attached to this proxy statement as Appendix B. Failure to precisely follow these requirements will result in the loss of your dissenters' rights.

              A vote in favor of the reclassification transaction will constitute a waiver of your dissenters' rights. Additionally, voting against the reclassification transaction, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the special meeting, will not perfect your dissenters' rights. Your rights are described in more detail under " - Dissenters' Rights" beginning on page 38.

Q:           What specific procedures must shareholders follow in order to perfect their dissenters' rights?

A:           In order to exercise your dissenters' rights and receive the fair value of your shares in cash:

  You must not vote in favor of the amendment to our charter necessary to facilitate the reclassification of our common stock;

  Before the vote is taken, you must deliver a written notice to us of your intent to demand payment for your shares if the amendment to our charter and the reclassification transaction is approved; your written notice must be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Tracy Porterfield, our Chief Financial Officer and Corporate Secretary/Treasurer, at 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478;

  If you satisfy the requirements listed above, within ten (10) days after the approval by our shareholders of the charter amendment and reclassification transaction, we will send you a dissenters' notice, which will include directions about where to send a payment demand, where and when the certificates for your shares must be deposited, and will include a form for demanding payment; the dissenters' notice from us will also set a date by which we must receive your payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date we deliver the dissenters' notice to you;

  You must execute and return the payment demand form to us, and deposit your share certificates in accordance with the terms of the dissenters' notice before the date specified in the dissenters' notice;

  As soon as the charter amendment and reclassification transaction are effectuated, or upon receipt of your payment demand, whichever is later, we will pay you, if you have complied with the above requirements, the amount we estimate to be the fair value of your shares, plus accrued interest;

  You may notify us in writing of your own estimate of the fair value of your shares and amount of interest due and either (1) demand payment of your estimate (less any payment previously made by us) or (2) reject our offer under Section 48-23-208 of the Tennessee Business Corporation Act, which we refer to as the TBCA, and demand payment of the fair value of your shares and interest due, so long as the following conditions are met: (i) you believe that the amount we paid or offered is less than the fair value of your shares or that the interest due is incorrectly calculated; (ii) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or (iii) we, having failed to effectuate the charter amendment and reclassification transaction, do not return the deposited share certificates within two (2) months after the date set for demanding payment. In order to demand payment, you must notify us of your demand in writing within one (1) month after we made or offered payment for your shares; and

  If you make a demand for payment which remains unsettled, we will commence a proceeding within two (2) months after receiving such payment demand and petition a court of competent jurisdiction to determine the fair value of your shares and accrued interest. If we do not commence the proceeding within the two-month period, we must pay you the amount you demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by us.

Q:           Have you determined what the "fair value" of your common stock is yet?

A:           No, not yet. However, we plan to estimate the "fair value" of our shares of common stock from the average of two values, one using a multiple of earnings and the other using book value. This price may also take into account the last known trade price for our common stock. Our board may also choose to rely on independent third parties to determine the "fair value" for our shares. We will make the "fair value" determination shortly after consummation of the reclassification transaction.

Q:           What are the tax consequences of the reclassification transaction?

A: We believe that the reclassification transaction, if approved and completed, will have the following federal income tax consequences:
  the reclassification transaction should result in no material federal income tax consequences to First Pulaski;

  those shareholders receiving Class A stock for their shares of common stock will not recognize any gain or loss in the reclassification transaction, their basis in the Class A stock will equal the basis in their shares of common stock, and their holding period for shares of Class A stock will include the holding period during which their shares of common stock were held;

  where Class A stock is received for common stock in a tax-free recapitalization, we expect that the proceeds from a subsequent sale of the Class A stock will be treated as capital gain or loss to most shareholders. However, the Class A stock could be considered Section 306 stock as defined under the Internal Revenue Code, and in that case the proceeds from a subsequent sale of Class A stock (i) will be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had we distributed cash in lieu of stock; (ii) any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain; and (iii) no loss, if any, will be recognized. Under current tax law, if proceeds are treated as dividend income, such proceeds will be taxed at the same rates that apply to net capital gains (i.e., a maximum rate of 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2012. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2013; and

  those shareholders continuing to hold common stock will not recognize any gain or loss or dividend income in connection with the transaction but will continue to recognize dividend income in connection with regular quarterly dividends.

Because determining the tax consequences of the reclassification transaction can be complicated and depends on your particular tax circumstances, you should consult your own tax advisor to understand fully how the reclassification transaction will affect you.

Q: Should I send in my stock certificates now?

A:          No. If you own in record name fewer than 201 shares of common stock after the reclassification transaction is completed, we will send you written instructions for exchanging your stock certificates for shares of Class A stock. If you own in record name 201 or more shares of our common stock, you will continue to hold the same shares after the reclassification transaction as you did before and you will not need to send in your stock certificate or take any other action after the transaction.

Q:          Do our directors and officers have different interests in the reclassification transaction?

A:         Possibly. You should be aware that our directors and executive officers have interests in the reclassification transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the reclassification transaction.

              We expect that all of our directors and executive officers will individually, or jointly with their spouse, own more than 201 shares of common stock at the effective time of the reclassification transaction, and will therefore continue as holders of common stock if the reclassification transaction is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and executive officers will own a larger relative percentage of the common stock on a post-transaction basis, which will continue to have exclusive voting control over the Company as compared to the shares of Class A stock which will have no voting rights except that holders of Class A stock shall be entitled to vote upon any merger, share exchange, sale of substantially all of the assets or liquidation of First Pulaski and upon those matters required by law. As of the record date, our directors and executive officers collectively beneficially held 154,051 shares (including exercisable stock options), or 9.76%, of our common stock. Not including stock options, these persons beneficially owned 9.39% of our common stock. Because the charter amendment and reclassification transaction must be approved by the holders of at least a majority of our outstanding common stock, the proposal must receive support of non-director or executive officer shareholders holding in excess of 40.61% of the outstanding shares. Based upon our estimates, taking into account the effect of the reclassification transaction on our outstanding shares of common stock as described above, the directors and executive officers will beneficially hold 10.10% of our common stock (including exercisable stock options) following consummation of the reclassification transaction. This represents a potential conflict of interest because our directors approved the reclassification transaction and are recommending that you approve it.

              If the reclassification transaction is consummated, we will no longer be required to comply with many of the provisions of the Sarbanes-Oxley Act, which impose potentially greater liability on our directors and officers. For example, our CEO and CFO will no longer be required to certify as to the accuracy of our financial statements. In addition, our directors and executive officers will no longer be subject to liability for short-swing profits under Section 16 of the Securities Exchange Act of 1934. Nor will we be required to make detailed disclosures to you about the background and business experience of our officers and directors or the compensation we pay to them. We will also no longer be required to disclose to you information about certain transactions that we may enter into with our officers and directors or members of their family or businesses that they own. Finally, our officers and directors will continue to be eligible for indemnification for their actions in accordance with our charter, bylaws and Tennessee law, subject to limitation under federal banking laws and regulations, but will no longer be subject to any limitations on indemnification under public policies of the SEC.

              Despite these potential conflicts of interest, our board believes the proposed reclassification transaction is procedurally and substantively fair to all shareholders, including our affiliated and unaffiliated shareholders whether they will retain common stock or be issued Class A stock, for the reasons discussed in this proxy statement.

Q:           How are you financing the reclassification transaction?

A:           We estimate that the total fees and expenses relating to the reclassification transaction will be approximately $78,000. This amount will be higher to the extent that shareholders exercise dissenters' rights. We intend to pay these transaction amounts through available cash and, if necessary, dividends paid to us by our subsidiary, First National Bank of Pulaski. However, in structuring the terms of the transaction in a manner that shares of common stock are not "cashed out" in the transaction but, rather, are converted into shares of Class A stock, our board believes that it has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all shareholders the opportunity to retain an equity ownership interest in the Company.

Q:          Where can I find more information about First Pulaski?

A:          We file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available without charge, other than internet access charges, at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see "Where You Can Find More Information" on page 59.

Q:           Who can help answer my questions?

A:          If you have questions about the reclassification transaction, or any other matter to be voted upon at the special meeting, after reading this proxy statement or need assistance in voting your shares, you should contact Tracy Porterfield of First Pulaski at (931) 363-2585.

PROPOSAL 1: AMENDMENT TO OUR CHARTER
AND RECLASSIFICATION TRANSACTION

SPECIAL FACTORS

Overview of the Reclassification Transaction

              This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors at a special meeting at which our shareholders will be asked to consider and vote on a proposal to amend our charter. If approved, the amendment will provide for (a) the authorization of a new class of securities entitled Class A stock, and (b) the reclassification of shares of our common stock held by shareholders who own less than 201 shares into shares of Class A stock. The reclassification transaction will be made on the basis of one share of Class A stock as described above for each share of common stock held immediately prior to the reclassification.

              Record shareholders holding 201 or more shares of common stock immediately before the effective time of the reclassification transaction will hold the same number of shares of common stock following the reclassification transaction and record holders of less than 201 shares of common stock will no longer hold common stock in the Company. We intend, immediately following the reclassification transaction, to initiate efforts to terminate the registration of our shares of common stock under the Securities Exchange Act of 1934, as amended, although we may be required to continue filing certain reports with the SEC for up to 90 days following termination of our registration requirement and possibly beyond that date until we file an annual report on Form 10-K for the year ending December 31, 2012. We intend to seek no-action relief from the SEC permitting us to avoid filing a Form 10-K for the year ended December 31, 2012, but cannot guarantee that the SEC will grant such relief.

             If approved by our shareholders at the special meeting and implemented by our board of directors, the reclassification transaction will generally affect our shareholders as follows:

IF, ON THE DATE OF THE RECLASSIFICATION, YOU ARE A RECORD SHAREHOLDER WITH:	AFTER THE TRANSACTION:
201 or more shares of common stock:

Your shares of common stock will no longer be eligible for public trading; although our shares are not actively traded currently, this means that brokers will no longer make a market in our common stock. Sales may continue to be made in privately negotiated transactions.

Less than 201 shares of common stock:

You will no longer hold shares of our common stock but, rather, will hold a number of shares of Class A stock equal to the same number of shares of common stock that you held before the reclassification transaction. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions.

Common stock held in "street name" through a nominee (such as a bank or broker):

Brokerage firms or custodians typically hold all shares of our common stock that their clients have deposited with those firms through a single nominee. If that single nominee is the record shareholder for 201 or more shares, then the stock registered in that nominee's name will be completely unaffected by the reclassification transaction. Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 201 shares. At the end of the reclassification transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did at the start of the reclassification transaction, even if the number of shares they own is less than 201.

IF, ON THE DATE OF THE RECLASSIFICATION, YOU ARE A RECORD SHAREHOLDER WITH:	AFTER THE TRANSACTION:
Common stock held in self-directed IRA:

Shares of First Pulaski common stock that are owned by a custodian for your benefit in a self-directed IRA will not be aggregated with shares you own individually for purposes of determining whether you own in excess of 200 shares of First Pulaski common stock. Under SEC rules, custodians are considered a distinct holder of record for purposes of Sections 12(g) and 15(d) of the Securities Exchange Act of 1934, as amended.  Accordingly, even if your individual ownership and your IRA ownership exceed 200 shares in the aggregate, your shares of common stock will be converted to shares of Class A stock in the reclassification transaction if separately those accounts own less than 201 shares of common stock.

             The effects of the reclassification transaction on each group of shareholders are described more fully below under "- Effects of the Reclassification Transaction on Shareholders of First Pulaski" beginning on page 30 and the effects on the Company are described more fully below under "- Plans or Proposals" beginning on page 32.

Background of the Reclassification Transaction

              First Pulaski was organized in 1981 and began complying with the Securities Exchange Act of 1934, as amended, including preparing and filing periodic reports, including annual shareholder reports and proxy statements.

              On April 5, 2012, President Obama signed the Jumpstart Our Business Startups Act, which we refer to as the JOBS Act, which, among other things, raised the threshold for the number of shareholders that a company must have to be required to register a class of securities and for banks and bank holding companies to deregister their securities under the Securities Exchange Act of 1934, as amended. Specifically, the JOBS Act amended the Securities Exchange Act of 1934 to permit banks and bank holding companies to deregister under the Securities Exchange Act of 1934, as amended, if their shares are held by less than 1,200 record holders.

              In light of the adoption of the JOBS Act, management of the Company discussed with the Company's counsel the benefits and other costs of remaining public, the benefits and costs associated with various procedures for "going private," including a stock repurchase, a reverse stock split, or a reclassification of the existing Company common stock into classes of stock that did not require registration.

              At a regular meeting of our board of directors held on July 17, 2012, the burdens and costs associated with being a public company and ways to better manage our large shareholder base and thinly traded common stock were further discussed. In this meeting, our board had substantial discussions regarding the costs associated with going private and the ongoing costs of remaining an SEC-reporting company. The board also discussed alternatives to a stock reclassification, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby shareholders owning less than a certain number of shares would be "cashed out." The approximate cost to cash-out enough holders of our common stock to bring the number of our record holders to around 800 (the number of recordholders of our common stock that we anticipate to have following consummation of the reclassification transaction) would be approximately $2.2 million (the purchase of about 54,000 shares of common stock at $40.00 per share, which is the last known trade price for our common stock). The board, however, preferred a reclassification because it allowed our existing shareholders to maintain an equity position in the Company. An equity position in the Company would allow the shareholders to participate and share in any profits should a sale of the Company occur. At this meeting, the board also considered the potential negative consequences of this transaction to our shareholders, and, in particular, the shareholders who would be reclassified into Class A stock. However, the board felt that although our shareholders will lose the benefits of holding publicly registered stock and the Class A stock will additionally lose their voting rights (except under certain circumstances), the board concluded that the benefit of the reclassification transaction was that it would still allow the Class A stock to maintain an equity position in the Company. Even with the reduced liquidity and no trading market for our common stock, our board believes maintaining an equity ownership interest in the Company will be beneficial because of the value a stockholder may receive for its stock in any future merger or sale of the Company. After this discussion, the board instructed counsel and its independent accountants to proceed with attempting to reclassify our shares of common stock in order to no longer be a publicly reporting company. The board's decision was based on:

  the ongoing administrative burden and expense of making our periodic filings with the SEC;

  the fact that operating as a non-SEC reporting company will reduce the burden on our management and employees which arises from increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

  the very limited trading volume of our common stock and the resulting lack of an active market for our shareholders;

  the fact that a "going private" transaction could be structured in a manner that all shareholders would still retain an equity interest in the Company, and would not be forced out by means of a cash reverse stock split or other transaction;

  the estimated expense of a "going private" transaction;

  the fact that the reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A stock to retain an equity interest in First Pulaski at the same value per share as holders of common stock in the event of any sale of First Pulaski;

  the fact that our earnings have historically been sufficient to support our growth without the need to raise capital through the public capital markets; and

  the fact that our holding company structure now allows us to raise additional capital for our bank subsidiary through additional borrowings, which would not dilute the ownership interest of our then shareholders.

              We do not currently have and do not anticipate having a significant need for access to additional capital, and the additional costs associated with being a SEC reporting company are significant. Although management took into account the fact that in the event we are no longer public, our stock will be even less liquid than it is now, because our stock is not listed or traded on an exchange currently, being public does not materially enhance the liquidity of our stock. Therefore, our management concluded that we should reduce the number of shareholders holding common stock to below 1,200. In considering the reclassification transaction, our board of directors considered various alternative transactions with the goal of reducing the number of shareholders below the level requiring reporting with the SEC, including a reverse stock split in which shareholders owning below a certain number of shares would have their shares cashed out; an open market repurchase of outstanding shares; and a tender offer to our shareholders. The board of directors chose the reclassification transaction because it believed that these other methods would be more costly to First Pulaski than the reclassification transaction and that the likelihood of reducing the number of record shareholders below the required threshold through a tender offer or open market repurchase was low. Further, the board of directors chose the reclassification transaction over these other transactions because it would allow all of First Pulaski's shareholders to retain an equity interest in First Pulaski and allow each shareholder, including those holding Class A stock, to receive the same per share consideration in the event of a sale of First Pulaski.

              Because our board members would be treated the same as our other shareholders in the reclassification transaction and no consideration had been given to the share cutoff number relative to the share ownership of the board members, the board did not form an independent special committee to evaluate the reclassification transaction. The board discussed requiring approval of the transaction by a majority of unaffiliated shareholders and considered the fact that the interests of the shareholders receiving shares of Class A stock are different from the interests of the shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction. However, because affiliated and unaffiliated shareholders would be treated identically in terms of the approval process of the reclassification transaction, the board believed a special vote of the unaffiliated shareholders was not necessary.

               After a full discussion, our board of directors unanimously approved the proposed amendment to our charter to authorize shares of Class A stock and to reclassify our outstanding shares of common stock as follows: shareholders holding 201 shares of common stock or more will continue to be classified as holders of common stock; shareholders of common stock holding less than 201 shares will be classified as holders of Class A stock. The approval of the amendment to our charter and the reclassification transaction was based upon the factors discussed above.

Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation

       Reasons for the Reclassification Transaction

              Our shares of common stock are registered with the SEC because we have over 500 common stockholders of record and more than $10 million in total assets. As a locally owned community bank holding company whose shares are not listed on any exchange or traded on any quotation system, we have incurred the costs associated with being a public company, while not enjoying many of the benefits associated with being a public company.

              On April 5, 2012, President Obama signed the JOBS Act, which, among other things, raises the threshold for the number of shareholders that a company must have to be required to register a class of securities and for banks and bank holding companies to deregister their securities under the Securities Exchange Act of 1934, as amended. Specifically, the JOBS Act amended the Securities Exchange Act of 1934 to permit banks and bank holding companies to deregister under the Securities Exchange Act of 1934 if their shares are held by less than 1,200 record holders. In May 2012 our board began to discuss the currently proposed reclassification transaction. We are undertaking the reclassification transaction at this time to end our SEC reporting obligations in order to save the Company and our shareholders the substantial costs associated with being a reporting company, which costs are only expected to increase over time. The specific factors considered in electing at this time to undertake the reclassification transaction and become a non-SEC reporting company are as follows:

  We estimate that we will eliminate costs and avoid immediately anticipated future costs of approximately $222,000 annually by eliminating the requirement to make periodic reports and reducing the expenses of mandatory shareholder communications. These expenses include legal expenses ($16,000), accounting expenses related to filing our periodic reports ($80,000), printing and postage ($11,000), and software and data processing ($25,000) necessitated by a large group of shareholders that hold a small interest in the outstanding shares of common stock. We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time ($90,000) spent on reporting and securities law compliance matters. Although we plan to have our financial statements audited going forward and will prepare an annual update of our results for our shareholders, we expect these costs to be approximately $95,000 per year, which is less than our current costs of $175,000 per year. These savings relate to the elimination of the review by our auditors of our quarterly and annual reports to the SEC and the elimination of the audit of our assessment of the effectiveness of our internal control over financial reporting by our auditor;

  We believe that, as a result of the disclosure and procedural requirements resulting from the Sarbanes-Oxley Act, the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as an SEC reporting company will continue to increase, without a commensurate benefit to our shareholders. We expect to continue to provide our shareholders with Company financial information by disseminating quarterly and annual newsletters and financial summaries, but, as noted above, the costs associated with these reports are substantially less than those we incur currently;

  In our board of directors' judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC, which costs have recently increased as a result of heightened government oversight, and the requirement that portions of our annual and quarterly filings with the SEC be tagged in Extensible Business Reporting Language, or XBRL, format, given the low trading volume in our common stock and given that we believe that our earnings are sufficient to support our expected growth and we therefore do not depend on raising capital in the public equity market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that our holding company structure allows us access to adequate sources of additional capital, whether through bank borrowings or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive;

  Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly complex and frequently changing SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

  The reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, and allows those shareholders receiving shares of Class A stock to still retain an equity interest in First Pulaski and therefore participate at the same value per share as holders of common stock in the event of any sale of First Pulaski; and

  Completing the reclassification transaction at this time will allow us to begin to realize the cost savings, and will allow our management to redirect its focus to our customers and communities.

              We considered that some shareholders may prefer that we continue as an SEC reporting company, which is a factor weighing against the reclassification transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. Historically, our shares of common stock have been inactively traded. For example, for the year ended December 31, 2011, only 19,587 shares, or approximately 1.25% of our outstanding shares of common stock, were traded. Also, we have no present intention to raise capital through sales of equity securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of the primary advantages that our status as an SEC reporting company may offer.

              We also note that quarterly financial information, including income statements and a balance sheet, for the Bank and First Pulaski, are and will continue to be available online at the website of the FDIC and the Federal Reserve Board, respectively. In addition, we intend to continue to provide audited annual financial statements to all shareholders.

              Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above, we do not have any other purpose for engaging in the reclassification transaction at this particular time.

              In view of the wide variety of factors considered in connection with its evaluation of the reclassification transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

              The reclassification transaction, if completed, will have different effects on the holders of common stock and those receiving shares of Class A stock. You should read "- Our Position as to the Fairness of the Reclassification Transaction" beginning on page 20 and "- Effects of the Reclassification Transaction on Shareholders of First Pulaski" beginning on page 30 for more information regarding these effects of the reclassification transaction.

              We considered various alternative transactions to accomplish our objective of "deregistering" with the SEC, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby shareholders owning less than a certain number of shares would be "cashed out." We ultimately elected to proceed with the reclassification transaction because the alternatives would be more costly, might not have reduced the number of shareholders below 1,200 and would not allow all shareholders to retain an equity interest in First Pulaski. We have not sought, and have not received, any firm proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. In addition, the enactment of the JOBS Act in April 2012, which, among other things, raised the threshold for the number of shareholders that a company may have to be able to deregister its securities under the Securities Exchange Act of 1934, as amended, made such a reclassification transaction more feasible than to us than under prior law. Our board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced. See "- Purpose and Structure of the Reclassification Transaction" beginning on page 26 for further information as to why this reclassification transaction structure was chosen.

Our Position as to the Fairness of the Reclassification Transaction

              Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the reclassification transaction, including all its terms and provisions, is substantively and procedurally fair to our unaffiliated shareholders. Our board of directors unanimously approved the reclassification transaction and has recommended that our shareholders vote "For" the charter amendment necessary to effect the reclassification transaction.

       Substantive Fairness

              In concluding that the terms and conditions of the Rule 13e-3 transaction and the reclassification transaction are substantively fair to unaffiliated shareholders, our board of directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, our board considered the potential effect of the transaction as it relates to all shareholders generally, to shareholders receiving Class A stock and to shareholders continuing to own shares of common stock. See "- Effects of the Reclassification Transaction on Shareholders of First Pulaski" beginning on page 30.

              The factors that our board of directors considered positive for all shareholders, including both those that will continue to hold common stock as well as those that will have their shares converted into Class A stock, included the following:

  our common stock trades infrequently, with only 50 reported trades occurring within the 12 month period ended December 31, 2011, involving only 19,587 shares, or approximately 1.25% of our outstanding common stock, a volume that our board felt did not provide our shareholders with sufficient opportunity to easily obtain cash for their shares. In the event you elect to dissent from the reclassification, as fully described beginning on page 38, this event will allow you to obtain the "fair value" of your shares in cash;

  our smaller shareholders who prefer to remain as holders of common stock of the Company, despite the board's recommendation, may elect to do so by acquiring sufficient shares or consolidating shares held in different names or separately with other family members so that they hold at least 201 shares of common stock in their own names immediately prior to the reclassification transaction. The price to purchase 201 shares (using a price of $40 per share, which is the last known trade for our common stock) is $8,040; provided, however, that the actual cost to acquire a total of 201 shares could be less due to the fact that a shareholder would already own some shares; and provided further, that it may be difficult to acquire a sufficient number of our shares of our common stock due to its illiquidity;

  beneficial owners who hold their shares in "street name," who would receive shares of Class A stock if they were record owners instead of beneficial owners, and who wish to receive shares of Class A stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of Class A stock;

  shareholders receive limited benefit from our being an SEC reporting company because of our small size, the absence of analyst coverage and the very limited trading of our common stock compared to the costs associated with the disclosure and procedural requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and the Dodd-Frank Act, in addition to the legal, accounting and administrative costs in being a public company; accordingly we believe that the costs to our shareholders of being a public company are not commensurate with the benefits to our shareholders of being a public company;

  all shareholders will realize the potential benefits of termination of registration of our common stock, including reduced expenses as a result of no longer needing to comply with SEC reporting requirements; and

  certain Tennessee statutory anti-takeover law provisions will no longer be applicable.

               In addition to the positive factors applicable to all of our shareholders set forth above, the factors that our board of directors considered positive for those shareholders receiving Class A stock included:

  the reclassification charter amendment specifically provides that shares of common stock and Class A stock shall be entitled to receive the same consideration per share in any merger, share exchange, sale of substantially all of the assets of the corporation or similar change of control transaction;

  the holders of Class A stock would receive a premium in the payment of any dividends by the Company; and

  no brokerage or other transaction costs are to be incurred by them in connection with the reclassification of their shares of common stock into Class A stock.

              Our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the reclassification transaction to all of our shareholders, including our affiliated and unaffiliated shareholders, whether they will retain common stock or be issued Class A stock.

             Our board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the reclassification transaction to our unaffiliated shareholders receiving Class A stock. In particular, the factors that our board of directors considered as potentially negative for those shareholders receiving Class A stock included:

  they will be required to surrender their shares involuntarily in exchange for the Class A stock, although they will still have the opportunity to participate in any future growth and earnings of the Company. In addition, such shareholders have the opportunity to liquidate their shares of common stock through the exercise of dissenters' rights; and

  they will lose voting rights except in certain limited situations, which loss may result in making these shares of Class A stock less valuable; although the board considered the potential loss in value, the board took into account the fact that the premium on the dividends for the Class A stock may have the countervailing effect of making this stock more valuable.

              The factors that our board of directors considered as potentially negative for all shareholders included:

  following the reclassification transaction, there will continue not to be a public market in any of the common stock or the Class A stock, and shares of each will continue to be tradable only in privately-negotiated transactions. Since each class will have fewer holders than currently hold common stock, sales or purchase of shares of each class may be more difficult to accomplish;

  shareholders will have reduced access to our financial information as well as information regarding our executive compensation programs and the compensation paid to our directors and executive officers once we are no longer an SEC reporting company, although we do intend to continue to provide all shareholders with quarterly and annual newsletters and financial information and periodic information (e.g., shareholder letters which would include information updating our financial performance and any other material development affecting First Pulaski, such as new offices, acquisitions, or new product offerings) and First National Bank of Pulaski will continue to file its call reports on a quarterly basis with the FDIC;

  shareholders will lose certain statutory safeguards since we will no longer be subject to many of the requirements of the Sarbanes-Oxley Act, which, among other things, require our CEO & CFO to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC;

  following the reclassification transaction, we will no longer be required to disclose to shareholders whether we have entered into any related party transactions with our directors or affiliates, although we will continue to be subject to regulations with respect to loans between the Bank and its directors and officers;

  shareholders will lose certain protections currently provided under the Securities Exchange Act of 1934, as amended, such as limitations on short-swing purchase/sale transactions in the common stock by executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended; and

  following the reclassification transaction, we will no longer be required to disclose to shareholders whether our board of directors or certain committees of our board are made up of independent directors, although we presently have no intention to change the composition of our board.

              Our board of directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the reclassification transaction to our unaffiliated shareholders and that the foregoing factors are outweighed by the positive factors previously described.

              Our board of directors believes that the exchange of one share of common stock for one share of Class A stock is fair to our unaffiliated shareholders. In concluding that the 1:1 exchange ratio is fair to our unaffiliated shareholders, our board of directors considered the following factors:

  With respect to the value placed on voting rights, the board believes that the difference in value created from the reclassification transaction between the common stock with voting rights and the Class A stock with limited voting rights is minimal because the holders of common stock whose shares would be converted into Class A stock in the reclassification transaction currently own a minority of our shares, representing approximately 3.42% of the outstanding shares of common stock and voting rights. Conversely, the holders of our common stock whose shares will remain shares of common stock following the reclassification currently own shares representing approximately 96.58% of the outstanding voting rights, so after the reclassification transaction, those holders of common stock will continue to control the vote of the Company as they do currently;

  The board's belief that any potential decrease in value from the exchange of common stock for Class A stock associated with the loss of voting rights (except in certain limited situations) is offset by the premium on dividends given to holders of Class A stock;

  Our shareholders who will receive Class A stock have the opportunity to exercise dissenters' rights under Tennessee law to the extent that they do not believe that the 1:1 exchange ratio of their shares of common stock into Class A stock is acceptable or fair to them;

  Our smaller shareholders who do not believe the 1:1 exchange ratio of their shares of common stock into Class A stock is acceptable or fair to them, or otherwise prefer to remain holders of common stock after the reclassification transaction, may elect to do so by acquiring a sufficient number of shares so that they hold at least 201 shares of common stock immediately prior to the reclassification transaction, although the board did consider the fact that it may be difficult for some smaller shareholders to purchase a sufficient number of shares, but in that situation, they may exercise their dissenters' rights as noted above; and

  Our shareholders who prefer to receive a premium on dividends in lieu of voting rights, may elect to do so by selling a sufficient number of shares so that they hold less than 201 shares of common stock immediately prior to the reclassification transaction.

              In reaching a determination as to the substantive fairness of the reclassification transaction, we did not consider the liquidation value of our assets, the current or historical market price of our shares, our net book value, or our going concern value to be material since shareholders are not being "cashed out" in connection with the reclassification transaction and the shares of Class A stock afford those holders the opportunity to participate equally with the holders of common stock in any sale of the Company. Because of the foregoing, we also did not consider any repurchases by the Company over the past two years (since there were none) or any report, opinion or appraisal or firm offers by unaffiliated parties within the past two years.

              Neither we nor any of the members of our board of directors received any reports, opinions or appraisals from any outside party relating to the reclassification transaction or the fairness of the consideration to be received by our shareholders.

       Procedural Fairness

              We believe that the reclassification transaction is procedurally fair to all of our unaffiliated shareholders. In concluding that the reclassification transaction, including the Class A stock to be received by holders of common stock, is procedurally fair to our unaffiliated shareholders our board of directors considered a number of factors. The factors that our board of directors considered positive for all shareholders included the following:

  the reclassification transaction is being effected in accordance with all applicable requirements of Tennessee law and the federal securities laws;

  the reclassification transaction will require the affirmative votes of the holders of a majority of our outstanding shares of common stock of which only 9.39% is owned by our directors and executive officers, resulting in the need of approval from shareholders other than the Company's directors and officers, holding at least 40.61% of our outstanding shares;

  because our board members would be treated the same as our other shareholders in the reclassification transaction and no consideration had been given to the share cutoff number relative to the share ownership of the board members, our board did not form an independent special committee to evaluate the reclassification transaction, as the board was able to adequately balance the competing interests of the shareholders in accordance with their fiduciary duties.

  management and our board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification transaction, involving a cash-out of certain of our shareholders, or potentially less attractive in achieving the goals of allowing shareholders to retain the benefits of an ongoing economic interest in the Company while at the same time, eliminating the costs and burdens of public company status; and

  shareholders will have the opportunity to determine whether or not they will remain shareholders owning solely common stock, or shares of Class A stock, after the reclassification transaction by acquiring sufficient shares (including by consolidating ownership of multiple accounts) so that they hold at least 201 shares of common stock immediately prior to the reclassification transaction or selling sufficient shares so that they hold less than 201 shares of common stock immediately prior to the reclassification transaction, so long as they act sufficiently in advance of the reclassification transaction so that the sale or purchase is reflected in our shareholder records by the close of business (local time) on _________, 2012, the expected effective date of the reclassification transaction. (The last known bona fide trade price for our common stock was $40.00 per share.)

              Our board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the reclassification transaction to all of our unaffiliated shareholders, whether they are receiving shares of Class A stock or will continue to hold shares of common stock.

              The board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect both shareholders receiving Class A stock as well as those continuing to own common stock to the same degree, on the procedural fairness of the reclassification transaction:

  although the interests of the shareholders receiving shares of Class A stock are different from the interests of the shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction, neither the full board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Class A stock for the purpose of negotiating the terms of the reclassification transaction or preparing a report concerning the fairness of the reclassification transaction;

  we did not solicit any other financial institutions to obtain their level of interest in acquiring the Company; and

  we did not receive a report, opinion, or appraisal from an outside party as to the value of our common stock or Class A stock, the fairness of the transaction to those shareholders receiving shares of Class A stock, or the fairness of the transaction to First Pulaski.

              Our board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the reclassification transaction to our unaffiliated shareholders, whether they will be receiving shares of Class A stock or will continue to own shares of common stock, and the foregoing factors are outweighed by the procedural safeguards previously described. In particular, with reference to the lack of a special committee, the board felt that the consideration of the transaction by the full board, whose only conflicts of interest are (i) a relatively insignificant increase in aggregate beneficial share ownership following the reclassification transaction (equaling an increase of 0.34% (from 9.76% to 10.10%) in total beneficial share ownership for all directors and executive officers) and (ii) the fact that we expect that all of our directors, individually or together with their spouse, will own more than 201 shares of common stock at the effective time of the reclassification and will, therefore, continue as holders of common stock if the reclassification is approved, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.

              In addition, with respect to the determination not to seek a valuation, our board felt that the fact that shareholders receiving Class A stock would continue to retain an ongoing economic interest in the Company and are required to receive the same consideration as the common stock in any merger, share exchange, sale of substantially all the assets, a liquidation or similar change of control transaction and also would receive premiums to holders of common stock in any payment of dividends by the Company, presented sufficient protection in value to such shareholders.

              The board also considered the difference in value between the common stock with voting rights and Class A stock with limited or no voting rights not to be material since the holders of common stock whose shares would be converted into Class A stock in the transaction currently beneficially own a minority of our shares, or approximately 3.42% of the outstanding shares of common stock and voting rights. Conversely, the holders of the outstanding shares of common stock whose shares will continue as common shares after the transaction currently beneficially own shares representing approximately 96.58% of the outstanding voting rights, so after the transaction those holders of common stock will continue to control the vote of the Company as they do currently.

              Shareholders also have the opportunity to exercise dissenters' rights under Tennessee law to the extent that they do not believe that the conversion of their shares of common stock into Class A stock is acceptable or fair to them.

              We therefore believe that the reclassification transaction is substantively and procedurally fair to all our shareholders, including our affiliated and unaffiliated shareholders whether they will retain common stock or be issued Class A stock, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the reclassification transaction is unfair to any of our shareholders.

              We have not made any provision in connection with the reclassification transaction to grant you access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to access to our corporate files, under Section 48-26-102 of the Tennessee Business Corporation Act, shareholders of a corporation are entitled to inspect and copy, during regular business hours, records of the corporation that are required to be kept at the corporation's principal office which include: (1) current charter; (2) current bylaws; (3) resolutions adopted by the board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to these resolutions are outstanding; (4) minutes of shareholder meetings and records of all actions taken by shareholders without a meeting for the past three years; (5) all written communications to shareholders within the past three years including any financial statements prepared by the corporation for the past three years; (6) names and business addresses of the corporation's officers and directors; and (7) the most recent annual report delivered to the Secretary of State. The shareholder must give the corporation written notice at least five business days in advance of any inspection. In addition, if the shareholder's demand to see such records is made in good faith and for a proper purpose, that purpose is described with reasonable specificity, the records inspected are directly connected to that purpose and the shareholder gives the corporation written notice at least five business days beforehand, a shareholder may inspect excerpts from minutes of any meeting of the board of directors, records of any action of a board committee while acting in place of the board, records of any action taken by the shareholders or board without a meeting, accounting records and the record of shareholders. In light of the extensive access shareholders are given to First Pulaski's records, the board believed these statutory safeguards adequately protect shareholders ability to access information on First Pulaski. Furthermore, our board determined that this proxy statement, together with our other filings with the SEC, and our shareholders' ability to access our corporate records under Tennessee law, as described above, provide you with adequate information. With respect to obtaining counsel or appraisal services at our expense, the board did not consider these actions necessary or customary.

       Board Recommendation

              Our board of directors believes the terms of the reclassification transaction are fair and in the best interests of our unaffiliated shareholders and unanimously recommends that you vote "FOR " the proposal to adopt the amendment to our charter that will allow us to effect the reclassification transaction.

Purpose and Structure of the Reclassification Transaction

              The purposes of the reclassification transaction are to:

  consolidate ownership of our common stock in under 1,200 record shareholders of common stock, which will discontinue our SEC reporting requirements allowing us to achieve significant current and future cost savings;

  allow all of our shareholders to retain an ongoing economic interest in the Company; and

  allow our management to refocus time spent on SEC reporting obligations and shareholder administrative duties to our business.

             For further background on the reasons for undertaking the reclassification transaction at this time, see "- Background of the Reclassification Transaction" beginning on page 15 and "- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation" beginning on page 17.

              The proposed transaction has been structured as a stock reclassification transaction to allow small shareholders the opportunity to retain an equity interest in the future value of the Company by receiving the shares of Class A stock, to avoid disruption to shareholders of 201 or more shares of common stock who would remain unaffected in the transaction, and to limit the costs of the reclassification transaction by avoiding costs associated with cashing out the shares of the holders of less than 201 shares of common stock.

              Our board elected to structure the transaction to take effect at the record shareholder level, meaning that we will look at the number of shares registered in the name of a single holder to determine if that holder's shares will be reclassified into shares of Class A stock. The board chose to structure the transaction this way in part because it determined that this method would provide us with the best understanding at the effective time of how many shareholders would receive shares of Class A stock, because we will be able to have a complete and final list of all record shareholders at the effective time. Furthermore, applicable federal securities laws and regulations look to shareholders of record in determining the number of shareholders requiring registration. In addition, the board considered that effecting the transaction at the record shareholder level would allow shareholders some flexibility with respect to whether they will be receiving shares of Class A stock or will continue to hold shares of common stock. See "- Effects of the Reclassification Transaction on Shareholders of First Pulaski" beginning on page 30. Our board felt that this flexibility would help to enhance the substantive fairness of the transaction to all shareholders whether affiliated or unaffiliated. Overall, the board determined that structuring the reclassification transaction as one that would affect shareholders at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving shareholders the flexibility to transfer their holdings. For further background on the alternative structures considered by our board of directors please see "- Background of the Reclassification Transaction" beginning on page 15 and "- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation" beginning on page 17.

Effects of the Reclassification Transaction on First Pulaski

              The reclassification transaction will have various positive and negative effects on First Pulaski, which are described below.

       Effect of the Proposed Transaction on Our Outstanding Common Stock

              Our charter currently authorizes the issuance of 10,000,000 shares of common stock. The number of authorized shares of common stock will be 9,000,000 after completion of the reclassification transaction. As of the record date, the number of outstanding shares of common stock was 1,571,831. Based upon our best estimates, if the reclassification transaction had been consummated as of the record date, and assuming no shareholders exercise dissenters' rights, the number of outstanding shares of common stock will be reduced from 1,571,831 to approximately 1,518,046.

              We have no current plans, arrangements or understandings to issue any common stock except as options may be exercised pursuant to our stock option plans.

       Effect of the Proposed Transaction on Our Class A Stock

              Our charter does not currently authorize us to issue any shares of Class A stock. The amendment to our charter will authorize the issuance of up to 1,000,000 shares of Class A stock. The shares of Class A stock that will be issued in the reclassification transaction constitute a new and separate class of common stock having those rights described in "- Class A Stock to be Issued if Reclassification Transaction Approved" beginning on page 43 as well as in the attached Appendix A. After completion of the reclassification transaction, we will have approximately 53,785 shares of Class A stock outstanding. For additional information regarding our capital structure after the reclassification transaction, see "Description of Capital Stock" beginning on page 42.

       Termination of Securities Exchange Act Registration and Reporting Requirements

              Upon the completion of the reclassification transaction, we expect that our common stock will be held by fewer than 1,200 record shareholders and the Class A stock will be held by fewer than 2,000 record shareholders. Accordingly, our obligation to continue to file periodic reports with the SEC will terminate pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended by the JOBS Act, although we may be required to continue filing certain reports with the SEC for up to 90 days following termination of our registration requirement and possibly beyond that date until we file an annual report on Form 10-K for the year ending December 31, 2012. We intend to seek no-action relief from the SEC permitting us to avoid filing a Form 10-K for the year ended December 31, 2012, but cannot guarantee that the SEC will grant such relief.

              The termination of the filing requirement will substantially reduce the information required to be furnished by us to our shareholders and eliminate the information required to be filed with or furnished to the SEC. Therefore, we estimate that we will eliminate costs and avoid immediately anticipated future costs associated with these filing requirements, which we estimate to be approximately $222,000 on an annual basis. These annual costs are broken down as follows:

Independent Auditors	$ 80,000
SEC Counsel	16,000
Current and Additional Staff Time	90,000
Printing and Mailing	11,000
Software and Data Processing Costs	25,000
Total	$ 222,000
=========

              Although we plan to have our financial statements audited going forward and will prepare an annual update on our results for our shareholders, we expect these costs to be approximately $95,000 per year, which is less than our current costs of $175,000 per year. These savings relate to the elimination of review by our auditors of our quarterly and annual reports to the SEC and the elimination of the audit of our assessment of the effectiveness of our internal control over financial reporting by our auditor.

              We will apply for termination of our reporting obligations as soon as practicable following completion of the reclassification transaction if it is approved. Following completion of the reclassification transaction, we intend to continue to provide our shareholders with financial information by continuing to disseminate quarterly and annual updates and financial information. In addition, our bank subsidiary will continue to file its Call Reports with the FDIC which are available publicly.

       Effect on Trading of Common Stock

              Our common stock is not actively traded. Once we stop filing reports with the SEC, our common stock will no longer be available for public trade. If, however, a public trading market were to develop for the common stock, it will not be available to holders of the Class A stock.

       Effect on Statutory Anti-Takeover Protections

              The reclassification transaction will effect the applicability of certain statutory protections under Tennessee law afforded to corporations which have shares registered with the SEC. In particular, the provisions of the Tennessee Business Combination Act and the Greenmail Act, both summarized below, will no longer apply since we will not have any class of securities registered with the SEC following the reclassification transaction.

              The Tennessee Business Combination Act prohibits the Company from entering into any business combination involving an interested shareholder for a period of five years from the date such interested shareholder acquired its shares, unless such business combination or the transaction in which such shareholder became an interested shareholder is approved by the board of directors prior to the share acquisition date. In addition, if such prior approval has not been obtained, the business combination is prohibited unless it is approved by the affirmative vote of 2/3 of the voting stock not beneficially owned by the interested shareholder. This requirement does not apply if the business combination is consummated no less than five years from such shareholder's share acquisition date and the shareholders of the corporation receive a fair price for their shares, as described in the statute. The Tennessee Business Combination Act also places requirements on the type of consideration which must be paid to shareholders in connection with any such business combination and further limits business combinations if an interested shareholder acquired its shares under certain circumstances. For purposes of the statute, an "interested shareholder" is one who beneficially owns, or an affiliate of one who beneficially owns, at least 10% of the voting power of any class or series of shares. None of the protections afforded under the Tennessee Business Combination Act will apply after the reclassification transaction is completed and we cease to be an SEC reporting company.

              The Greenmail Act provides that it is unlawful for a corporation to purchase any of its shares at a price above the market value of such shares from any person who holds more than three percent (3%) of the class of the securities to be purchased if such person has held the shares for less than two years, unless approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class. The protections afforded by the Greenmail Act will no longer apply after the reclassification transaction is completed and the Company ceases to be an SEC reporting company.

       Other Financial Effects of the Reclassification Transaction

              We expect that the professional fees and other expenses related to the reclassification transaction of approximately $78,000 will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

       Effect on Outstanding Options

              We currently have two option plans under which our officers, directors and employees may purchase shares of our common stock. The 1997 Stock Option Plan (the "1997 Plan") permitted the Board of Directors to grant options to key employees. A total of 100,000 shares were reserved under the plan of which 27,500 were granted. These options expire generally 10 years from the date of grant. The 1997 Plan expired in the second quarter of 2007. The 2007 Equity Incentive Plan (the "2007 Plan") permits the Board of Directors to grant stock options and restricted share awards to key employees. A total of 100,000 shares were reserved under the 2007 Plan, of which the Company has awarded 12,250 shares of restricted stock to certain employees of the Company. The forfeiture restrictions with respect to these awards lapse on the one year anniversary of the date of grant. The reclassification will not affect any outstanding options and each option, after the reclassification transaction, will continue to be exercisable for one share of common stock. If optionholders exercise their outstanding options prior to the effective date of the reclassification, it may affect their treatment under the reclassification. If the reclassification transaction is consummated, we will no longer be subject to the SEC's rules regarding options. As a result, we will no longer be able to issue registered shares to option holders upon exercise of their options. As a result, these shares will be restricted securities and may not be sold by the option holder without registering the shares or selling them pursuant to a valid exemption from registration. This may make it more difficult for an option holder to sell his or her shares or may result in these option holders having to hold their shares for a longer period of time. Because our common stock is not currently listed on any stock exchange, the consummation of the reclassification transaction should have no effect on any exchange requirements related to the granting of options or the establishment of a stock option plan.

       Effect on Conduct of Business after the Transaction

              We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

       Effect on Our Directors and Executive Officers

             It is not anticipated that the reclassification transaction will have any effect on our directors and executive officers, other than with respect to their relative share ownership, and related changes in the book value and earnings per share associated with those shares. We expect that all of our directors and executive officers will hold more than 201 shares at the effective time of the reclassification transaction. As a result, they will continue to hold the same number of shares after the reclassification transaction as they did before the transaction. However, because total outstanding shares will be reduced, this group will hold a larger relative percentage of the voting common stock of the Company. As of the record date, these directors and executive officers collectively beneficially held 154,051 shares, or 9.76% of our common stock, which includes their exercisable options to purchase shares of common stock. Based upon our estimates, taking into account the effect of the reclassification transaction on our outstanding shares as described above, the directors and executive officers will beneficially hold 10.10% of our common stock (including exercisable stock options) immediately following consummation of the reclassification transaction.

              If the reclassification transaction is consummated, we will no longer be required to comply with many of the provisions of the Sarbanes-Oxley Act, which impose potentially greater liability on our directors and officers. For example, our CEO and CFO will no longer be required to certify as to the accuracy of our financial statements. In addition, our directors and executive officers will no longer be subject to liability for short-swing profits under Section 16 of the Securities Exchange Act of 1934. Nor will we be required to make detailed disclosures to you about the background and business experience of our officers and directors or the compensation we pay to them. We will also no longer be required to disclose to you information about certain transactions that we may enter into with our officers and directors or members of their family or businesses that they own. Finally, our officers and directors will continue to be eligible for indemnification for their actions in accordance with our charter, bylaws and Tennessee law, subject to limitation under federal banking laws and regulations, but will no longer be subject to any limitations on indemnification under public policies of the SEC.

Effects of the Reclassification Transaction on Shareholders of First Pulaski

              The general effects of the reclassification transaction on the shareholders owning common stock and the shareholders who will own Class A stock are described below.

Effects of the Reclassification Transaction on Shareholders Receiving Class A Stock

              The reclassification transaction will have both positive and negative effects on the shareholders receiving Class A stock. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.

Positive Effects:

              As a result of the reclassification transaction, the shareholders receiving Class A stock will:

  be entitled to receive a dividend premium;

  be entitled to receive the same per share value as shares of common stock in a transaction involving the sale of First Pulaski; and

  have dissenters' rights in connection with the reclassification transaction. See "- Dissenters' Rights" beginning on page 38.

Negative Effects:

              As a result of the reclassification transaction, the shareholders receiving Class A stock will:

  no longer have any voting control over the general affairs of the Company and will be entitled to vote only in limited circumstances (matters requiring a class vote and any merger, share exchange, sale of substantially all the assets or voluntary liquidation, to the extent holders of common stock have voting rights); and

  hold shares that, like our shares of common stock, will not have any public trading market.

       Effects of the Reclassification Transaction on the Common Shareholders

              The reclassification transaction will have both positive and negative effects on the shareholders continuing to own common stock. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.

Positive Effects:

As a result of the reclassification transaction:

  Such shareholders will continue to exercise the sole voting control over the Company; and

  Because the number of outstanding shares of common stock will be reduced, such shareholders will possess increased voting control over the Company.

Negative Effects:

              As a result of the reclassification transaction:

  the liquidity of our common stock will likely be reduced following the reclassification transaction because of the reduction in the number of our record shareholders of common stock and the fact that our stock will only be tradable in privately-negotiated transactions;

  holders of our Class A stock will have the right to receive a premium with respect to any dividends declared by the Company; and

  holders of our common stock will not be entitled to receive dividends unless dividends are paid on our shares of Class A stock.

Plans or Proposals

              Other than as described in this proxy statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the reclassification transaction and becoming a non-SEC reporting company. Although our management does not presently have any intent to enter into any transaction described above, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of shares of our capital stock or entering into any other arrangement or transaction we may deem appropriate. In this event, our shareholders may receive payment for their shares of our common stock or Class A stock in any such transaction lower than, equal to or in excess of the amount paid to those shareholders who exercise their dissenters' rights and receive in cash the fair value of their shares in connection with the reclassification transaction.

Record and Beneficial Ownership of Common Stock

              It is important that our shareholders understand how shares that are held by them in "street name" will be treated for purposes of the reclassification transaction described in this proxy statement. Shareholders who have transferred their shares of our common stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee; this is what is meant by "street name." If that single nominee is the record shareholder for 201 or more shares, then the stock registered in that nominee's name will be completely unaffected by the reclassification transaction. Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 201 shares. Upon completion of the reclassification transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the reclassification transaction, even if the number of shares they own is less than 201. If you hold your shares in "street name," you should talk to your broker, nominee or agent to determine how they expect the reclassification transaction to affect you. Because other "street name" holders who hold through a broker, agent or nominee may adjust their holdings prior to the reclassification transaction, you may have no way of knowing whether you will receive shares of Class A stock in the reclassification transaction until it is consummated. However, because we think it is likely that any brokerage firm or other nominee will hold 201 or more shares in any one account, we think it is likely that all "street name" holders will remain shareholders of common stock.

              Shares of First Pulaski common stock that are owned by a custodian for your benefit in a self-directed IRA will not be aggregated with shares you own individually for purposes of determining whether you own in excess of 200 shares of First Pulaski common stock. Under SEC rules, custodians are considered a distinct holder of record for purposes of Sections 12(g) and 15(d) of the Securities

Exchange Act of 1934, as amended. Accordingly, even if your individual ownership and your IRA ownership exceed 200 shares in the aggregate, your shares of common stock will be converted to shares of Class A stock in the reclassification transaction if separately those accounts own less than 201 shares of common stock.

              Our board of directors elected to structure the reclassification transaction so that it would take effect at the record shareholder level in part to allow shareholders some flexibility with respect to whether they will continue to own shares of common stock or receive Class A stock in the reclassification transaction. See "- Purpose and Structure of the Reclassification Transaction" beginning on page 26. Shareholders who would still prefer to remain as holders of common stock of First Pulaski, may elect to do so by acquiring sufficient shares (including by consolidating ownership of multiple accounts) so that they hold at least 201 shares in their own name immediately prior to the reclassification transaction. In addition, beneficial owners who would receive shares of Class A stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Class A stock from First Pulaski as a part of the reclassification transaction, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account in their own name. In either case, these shareholders will have to act far enough in advance of the reclassification transaction so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day that the reclassification transaction is effected.

Interests of Certain Persons in the Reclassification Transaction

              Our executive officers and directors who are also shareholders will participate in the reclassification transaction in the same manner and to the same extent as all of the other shareholders. We anticipate that all of our directors and officers (individually or jointly with their spouse) will own more than 201 shares of common stock, and therefore continue as shareholders of common stock, if the reclassification transaction is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and executive officers will own a larger relative percentage of the Company on a post-reclassification basis. This represents a potential conflict of interest because our directors unanimously approved the reclassification transaction and are recommending that you approve it. If the reclassification transaction is consummated, we will no longer be required to comply with many of the provisions of the Sarbanes-Oxley Act, which impose potentially greater liability on our directors and officers. For example, our CEO and CFO will no longer be required to certify as to the accuracy of our financial statements. In addition, our directors and executive officers will no longer be subject to liability for short-swing profits under Section 16 of the Securities Exchange Act of 1934, as amended. Nor will we be required to make detailed disclosures to you about the background and business experience of our officers and directors or the compensation we pay to them. We will also no longer be required to disclose to you information about certain transactions that we may enter into with our officers and directors or members of their family or businesses that they own. Finally, our officers and directors will continue to be eligible for indemnification for their actions in accordance with our charter, bylaws and Tennessee law, but will no longer be subject to any limitations on indemnification under public policies of the SEC. Despite these potential conflicts of interest, the board believes the proposed reclassification transaction is fair to all of our unaffiliated shareholders for the reasons discussed in this proxy statement.

              The fact that each director's percentage voting ownership of our common stock will increase as a result of the reclassification transaction was not a consideration in the board's decision to approve the reclassification transaction or in deciding its terms, including the 201 share cutoff. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the board determined that any potential conflict of interest created by its members' ownership of our stock is relatively insignificant. The board did not set the 201 share cutoff in order to avoid any director receiving shares of Class A stock in the reclassification. In addition, the increase in each director's percentage voting ownership of our stock resulting from the reclassification transaction is expected to be insignificant. The director owning the most shares of our stock beneficially owns approximately 0.97% of our common stock now, and would beneficially own approximately 1.01% following the reclassification transaction, which does not have any appreciable effect on his ability to control the Company. As a group, the percentage beneficial ownership (including unexercised options) of all directors and executive officers would increase 0.34% from approximately 9.76% to approximately 10.10% after the reclassification transaction.

              Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered these conflicts along with the other matters that have been described in this proxy statement under the captions "- Background of the Reclassification Transaction" beginning on page 15, "- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation" beginning on page 17 and "- Effects of the Reclassification Transaction on Shareholders of First Pulaski" beginning on page 30. The board noted that the transaction will require a majority vote of the outstanding shares of common stock or a minimum of approximately 40.61% of the shares of common stock owned by non-director or executive officer shareholders.

              In addition, our board of directors, throughout its consideration of the reclassification transaction, recognized that holders of common stock who will receive Class A stock in the transaction may wish to remain voting shareholders of the Company. However, the board of directors believes that such relative voting control is not material as compared to the potential value available to such shareholders by retaining an equity interest in the Company through their ownership of Class A stock. See "Description of Capital Stock" beginning on page 42. See "- Background of the Reclassification Transaction" beginning on page 15 and "- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation" beginning on page 17.

               None of our executive officers or directors, who owned of record in excess of an aggregate of 200 shares of common stock, has indicated to us that he or she intends to sell some or all of his or her shares of our common stock during the period between the public announcement of the transaction and the date we consummate the reclassification transaction. In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that fewer than 201 shares are held in each account, so that the holders would receive shares of Class A stock in connection with the conversion of their common stock.

Financing of the Reclassification Transaction

              We expect that the reclassification transaction will require approximately $78,000 consisting of professional fees and other expenses payable by us related to the reclassification transaction. See "- Fees and Expenses" beginning on page 41 for a breakdown of the expenses associated with the reclassification transaction. We intend to pay for the expenses of the reclassification transaction through dividends paid to us by our subsidiary, First National Bank of Pulaski.

Material Federal Income Tax Consequences of the Reclassification Transaction

              The following discusses the material federal income tax consequences to us and our shareholders that would result from the reclassification transaction. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of their individual circumstances.

              Federal Income Tax Consequences to First Pulaski

              We believe that the reclassification transaction would be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to us.

              Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

              If you continue to hold our common stock immediately after the reclassification transaction, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in that stock immediately prior to the reclassification transaction.

              Federal Income Tax Consequences to Shareholders Who Receive Shares of Class A Stock

             Shareholders receiving Class A stock in exchange for their common stock will not recognize any gain or loss or dividend income in the reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Class A stock.

             Sale of Stock

             Where the Class A stock is received for common stock in a tax-free recapitalization, the Company expects the proceeds from a subsequent sale of this Class A stock will be treated as capital gain or loss to our shareholders. However, when a company recapitalizes its common stock in exchange for stock which is limited in liquidation and/or dividend rights, the stock received in the liquidation will be considered "Section 306 stock" under the Code if the transaction is substantially the equivalent of a stock dividend. While First Pulaski expects that the Class A stock should not be considered limited in liquidation and/or dividend rights, there is no definitive guidance from the Internal Revenue Service on this issue. Generally, a transaction will be treated as equivalent to a stock dividend if, had cash instead of stock been delivered to the shareholder, the cash distribution would have been treated as a dividend. A cash distribution in exchange for stock is normally not a dividend if all of the shareholder's stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend). Applying these rules, if cash instead of Class A stock were issued in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income. However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party, and in these cases the recapitalization could be treated as equivalent to a stock dividend. In that case, the Class A stock received would be classified as Section 306 stock, if as described above, the Class A stock were considered limited in liquidation and/or dividend rights.

             If the Class A stock is classified as Section 306 stock, the proceeds from a subsequent sale of the Class A stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the Company distributed cash in lieu of stock. Any excess of the amount received over the sum of the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain and no loss, if any would be recognized. Under current tax law, any dividend income will be taxed at the same rates that apply to net capital gains (i.e., a maximum rate of 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2012. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2013.

              Federal Income Tax Consequences to Shareholders Who Exercise Dissenters' Rights

              If you receive cash as a result of exercising dissenters' rights in the reclassification transaction and do not continue to hold shares of our common stock or Class A stock immediately after the reclassification transaction, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:

    A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares with this gain being taxable at applicable capital gains rates; or

    A cash distribution which is treated: (a) first, as a taxable dividend to the extent of our current and accumulated earnings and profits; (b) then, if the total amount of cash paid in the reclassification transaction exceeds our earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

              Under Section 302 of the Code, a redemption of your shares of our common stock as part of the reclassification transaction will be treated as a sale or exchange of the redeemed shares if any of the following are true:

  the reclassification transaction results in a "complete termination" of your interest in First Pulaski;

  your receipt of cash is "substantially disproportionate" with respect to other shareholders; or

  your receipt of cash is "not essentially equivalent to a dividend."

              These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as "family attribution." In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities. This is referred to as "entity attribution." You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

              Complete Termination. If you receive cash as a result of exercising dissenters' rights in the reclassification transaction and do not constructively own any of our common stock after the reclassification transaction, your interest in First Pulaski will be completely terminated by the reclassification transaction, and you will receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

              If you receive cash in the reclassification transaction and would only constructively own shares of our common stock after the reclassification transaction as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and thereupon be treated as having had your interest in First Pulaski completely terminated by the reclassification transaction. Among other things, waiving family attribution requires (a) that you have no interest in First Pulaski (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the reclassification transaction and (b) that you include an election to waive family attribution in your tax return for the year in which the reclassification transaction occurs.

              Substantially Disproportionate. If you receive cash in the reclassification transaction and immediately after the reclassification transaction you constructively own shares of our common stock, you must compare (a) your percentage ownership immediately before the reclassification transaction (i.e., the number of shares of common stock actually or constructively owned by you immediately before the reclassification transaction divided by 1,571,831, which is our current number of outstanding shares of common stock) with (b) your percentage ownership immediately after the reclassification transaction (i.e., the number of shares of common stock constructively owned by you immediately after the reclassification transaction divided by 1,518,046, which is our current estimate of the number of shares of common stock outstanding immediately after the reclassification transaction).

              If your post-reclassification transaction ownership percentage is less than 80% of your pre-reclassification transaction ownership percentage, the receipt of cash is "substantially disproportionate" with respect to you, and you will receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

              Not Essentially Equivalent to a Dividend. If (a) you exercise no control over the affairs of First Pulaski (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in First Pulaski is minimal, and (c) your post-reclassification transaction ownership percentage is less than your pre-reclassification transaction ownership percentage, then your receipt of cash is likely "not essentially equivalent to a dividend," and you will receive sale or exchange treatment on your shares of our common stock exchanged for cash. For these purposes, constructive ownership of less than 1% of the outstanding shares is clearly a relatively minimal ownership interest, and constructive ownership of less than 5% of the outstanding shares is probably a relatively minimal ownership interest.

              Capital Gain and Loss

              For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

               Backup Withholding

              Shareholders who exercise dissenters' rights and receive cash in the reclassification transaction would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the reclassification transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the reclassification transaction. Failure to provide such information may result in backup withholding at a rate of 28%.

               As explained above, the amounts paid to you as a result of exercising dissenters' rights in the reclassification transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the reclassification transaction set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of your specific circumstances.

Dissenters' Rights

              Under Tennessee law, a shareholder that would receive Class A shares in connection with the reclassification is entitled to receive in cash the fair value of his or her shares of common stock if he or she complies with the procedures set forth in Sections 48-23-102 through 48-23-302 of the TBCA relating to dissenters' appraisal rights. A shareholder must comply strictly with the procedures set forth in Tennessee law relating to dissenters' rights, which are set forth in Appendix B to this proxy statement. Failure to follow these procedures will result in a termination or waiver of a shareholder's dissenters' rights. A vote in favor of the reclassification transaction will constitute a waiver of your dissenters' rights. Additionally, voting against the reclassification transaction, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the special meeting, does not perfect your dissenters' rights.

              To perfect your dissenters' appraisal rights, you must not vote in favor of the reclassification transaction, and must deliver to us, before the vote is taken, written notice of your intent to demand payment for your shares if the reclassification transaction is effectuated. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Tracy Porterfield, our Chief Financial Officer and Corporate Secretary/Treasurer, at 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478. A shareholder who does not properly deliver this written notice is not entitled to payment for the shareholder's shares.

             Within ten (10) days after the corporate action triggering dissenters rights (in this case the approval of the charter amendment associated with the reclassification by the shareholders) is authorized by the shareholders or effectuated (whichever occurs first), we will send each shareholder whose shares of common stock would be converted into Class A stock and who satisfied the requirements above a dissenters' notice. The dissenters' notice will include direction as to where the shareholder must send a payment demand, where and when the certificates for the shares must be deposited, and will include a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date. The dissenters' notice from us will also set a date by which we must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date such dissenters' notice is delivered.

              A shareholder asserting his or her appraisal rights must execute and return the payment demand form to us, and deposit his or her certificates in accordance with the terms of the dissenter's notice before the date specified in the dissenters' notice.

              A shareholder who does not execute and return the payment demand form and deposit his or her certificates by the date set forth in the dissenters' notice will no longer be entitled to appraisal rights. A shareholder who does demand payment for his or her shares may not withdraw such demand without our consent.

             A record shareholder may assert dissenter's rights as to fewer than all the shares registered in his or her name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies us in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

              As soon as the reclassification transaction is effectuated, or upon receipt of a payment demand, whichever is later, we will pay each dissenter who complied with the above requirements the amount we estimate to be the fair value of each dissenter's shares, plus accrued interest. The payment will be accompanied by (1) our most recent audited and interim unaudited balance sheet, income statement, statement of changes in shareholders' equity, and financial statements; (2) a statement of our estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; and (4) a statement of the dissenter's right to demand payment if the shareholder is dissatisfied with our payment or offer.

              A dissenting shareholder may notify us in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment previously made by us), or reject our offer under Section 48-23-208 of the TBCA and demand payment of the fair value of the dissenter's shares and interest due, if the following conditions are met: (1) the dissenter believes that the amount paid or offered by us is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated; (2) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or (3) we, having failed to effectuate the proposed action, do not return the deposited certificates within two (2) months after the date set for demanding payment.

              In order to demand payment under the above paragraph, the dissenter must notify us of the dissenter's demand in writing within one (1) month after we made or offered payment for the dissenter's shares.

              If a shareholder makes a demand for payment which remains unsettled, we will commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within the two-month period, we shall pay each dissenter whose demand remains unsettled the amount demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares. In this proceeding, the court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for either the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment.

              The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against us, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment with respect to their appraisal rights. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against us and in favor of any or all dissenters if the court finds we did not substantially comply with the requirements of the TBCA with respect to appraisal rights, or against either us or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Section 48-23-209 of the TBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

              The foregoing does not purport to be a complete statement of the provisions of the TBCA relating to the statutory dissenter's appraisal rights and is qualified in its entirety by reference to the dissenter's appraisal rights provisions, which are reproduced in full in Appendix B to this proxy statement and which are incorporated herein by reference.

              We plan to estimate the "fair value" of our shares of common stock from the average of two values, one using a multiple of earnings and the other using book value. This price may also take into account the last known trade price for the common stock. The board may also choose to rely on an independent third party to determine the "fair value" of our shares. We will make the "fair value" determination shortly after consummation of the reclassification transaction

Regulatory Requirements

              In connection with the reclassification transaction, we will be required to make filings with various federal and state governmental agencies, including:

  filing of the amendment to our charter with the Tennessee Secretary of State, in accordance with Tennessee law; and

  complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

              The accounting treatment of the reclassification transaction will be in accordance with U.S. generally accepted accounting principles. Shares of common stock reclassified to Class A stock will result in a reduction of the total par value of common stock outstanding and an equal increase in Class A stock outstanding. For shares of common stock purchased from dissenters, common stock will be reduced by the par value and additional paid-in capital will be reduced by the excess of the redemption price over the par value.

Fees and Expenses

              We will be responsible for paying the reclassification transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $78,000, assuming the reclassification transaction is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$65,000
Accounting fees and expenses	5,000
Printing and mailing costs	8,000
Total	$78,000

             We anticipate that these fees will be paid through available cash of First Pulaski or, if necessary, dividends from our subsidiary First National Bank of Pulaski.

DESCRIPTION OF CAPITAL STOCK

Current Capital Stock

             Common stock

            We currently have 10,000,000 shares of authorized common stock, par value $1.00 per share. As of the record date, we had 1,603 registered shareholders of record and 1,571,831 shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action shall be taken by our shareholders.

              Rank

             As to dividend rights, the common stock ranks junior to any classes or series of equity securities that we subsequently issue ranking on a parity with, or senior to the common stock, including, if the reclassification transaction is approved, the Class A stock. The relative rights and preferences of the common stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of equity securities designated by our board of directors. The common stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

              Rights to dividends

              The holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by First Pulaski's board, in its discretion, from funds legally available therefore. First Pulaski's ability to pay dividends is dependent in large part on First National Bank of Pulaski's ability to pay dividends to First Pulaski. In addition to the general restrictions on the payment of dividends as set out in the TBCA, First National Bank of Pulaski is also limited in its ability to pay dividends to First Pulaski by the terms of the National Bank Act of 1864 and the rules and regulations of the Office of the Comptroller of the Currency.

               General voting requirements

              The holders of our common stock have sole voting control over the Company. Except for such greater voting requirements as may be required by law, the affirmative vote of the holders of a majority of the shares of common stock voting on a matter is required to approve any action for which shareholder approval is required.

              Rights upon liquidation and sale of control transactions

              In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, or any merger, share exchange, sale of substantially all of the assets of First Pulaski or similar sale of control transactions, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, and then pro rata to the holders of our common stock.

              Preemptive rights

              Holders of common stock do not have any preemptive rights to purchase any additional shares of common stock or shares of any other class of our capital stock that may be issued in the future.

Redemption rights

              Holders of common stock have no right to require that we redeem their shares nor do we have the right to require the holders of common stock to sell their shares to us.

Class A Stock to be Issued if Reclassification Transaction Approved

              Our charter does not currently authorize us to issue any shares of Class A stock. The amendment to our charter that you will consider at the special meeting will provide for (a) the reduction of authorized common stock from 10,000,000 to 9,000,000; (b) the authorization of 1,000,000 shares of a new class of Class A stock; and (c) the reclassification of shares of common stock held by shareholders who own less than 201 shares of common stock into shares of Class A stock. The reclassification transaction will be made on the basis of one share of Class A stock for each share of common stock held.

              As to the remaining authorized shares of Class A stock which will not be issued in the reclassification transaction, our board of directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock in one or more series for such consideration and, within certain limits, with such relative rights, preferences and limitations as our board of directors may determine. The relative rights, preferences and limitations that our board of directors has the authority to determine as to any such series of such stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights, and liquidation preferences. Because our board of directors has the power to establish the relative rights, distributions and limitations of each series of such stock, it may afford to the holders of any such series, preferences and rights senior to the rights of the holders of the shares of common stock, as well as the shares of Class A stock to be issued in the reclassification transaction. Although our board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of Class A stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

General

              The shares of Class A stock to be issued in the reclassification transaction will be fully paid and nonassessable shares of Class A stock.

Rank

              The Class A stock, with respect to dividend rights, rank senior to the common stock and to all other classes and series of equity securities of the Company, other than any classes or series of equity securities that we subsequently issue ranking on a parity with, or senior to the Class A stock, as to dividend rights. The relative rights and preferences of the Class A stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of Class A stock and equity securities designated by our board of directors. The Class A stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

Dividend Rights

              In the event that dividends are paid on our common stock, holders of Class A stock shall be entitled to receive dividends which are 4% more (rounded up to the next whole cent) than dividends paid on our common stock. We are not required to pay any dividends on the Class A stock, and no cumulative dividends will be paid on Class A stock.

Voting Rights

              Holders of Class A stock shall have no general voting control over the Company and shall be entitled to vote only upon any merger, share exchange, sale of substantially all of the assets, voluntary dissolution of the Company and except as otherwise required by law. On those matters on which the holders of the Class A stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class A stock vote together as one class with the holders of common stock on matters to which they are entitled to vote.

Conversion Rights

              The shares of Class A stock shall not be convertible to shares of common stock.

Rights Upon Liquidation and Sale of Control Transaction

              In the event of any voluntary or involuntary liquidation, dissolution or winding up of First Pulaski, the assets will be applied first to payment of our debts and obligations, including the payment of necessary expenses of dissolution or liquidation, and then, after satisfying the terms of any preferred stock entitled to preference upon such liquidation, if any, applied pro rata to the holders of the common stock and the Class A stock. Shares of common stock and Class A stock shall be entitled to receive the same consideration per share in any merger, share exchange, sale of substantially all of the assets of the Company or similar change in control transaction.

Preemptive Rights

              Holders of Class A stock do not have any preemptive rights to purchase any additional shares of Class A stock or shares of any other class of our capital stock that may be issued in the future.

Redemption Rights

              Holders of Class A stock have no right to require that we redeem their shares nor do we have the right to require the holders of Class A stock to sell their shares to us.

Transactions Involving Our Securities.

              Set forth below are transactions during the past 60 days involving shares of our common stock made by our directors, officers, employees or affiliates:

Stock Purchases

Date	Price	Shares	Name

7/12/2012	$41.00	50	Amy Bass Woodard

Stock Gifts
Date	Shares	From	To

6/21/2012	46	James T. Cox	Donna Gayle B. Cox
6/22/2012	3	James T. Cox	Donna Gayle B. Cox
6/26/2012	40	Sheila Eubank	Emma Grace Eubank
7/19/2012	1	Harold Bass	Sara Emma Woodard, Amy Bass Woodard Custodian

Profit Sharing Distributions
Date	Shares	From	To

7/12/2012	500	First National Bank Profit Sharing Plan	Doris Brown

              PROPOSAL 2: APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

              This proposal would give the proxy holders discretionary authority to vote to adjourn the special meeting if there are not sufficient affirmative votes present at the special meeting to approve the proposals that may be considered and acted upon. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting. Approval of this proposal will allow the Company, to the extent that shares voted by proxy are required to approve a proposal to adjourn the special meeting, to solicit additional proxies to determine whether sufficient shares will be voted in favor of or against the proposals. If the Company is unable to adjourn the special meeting to solicit additional proxies, the proposals may fail, not because shareholders voted against the proposals, but rather because there were not sufficient shares represented at the special meeting to approve the proposals. The Company has no reason to believe that an adjournment of the special meeting will be necessary at this time.

              Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of this proposal exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote.

              Our board of directors recommends that the shareholders vote "FOR" the approval of a potential adjournment of the special meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:          When is the special meeting?

A:           ___________, 2012, ____ Central Daylight Time.

Q:           Where will the special meeting be held?

A:           In the Cox & Curry Center of First National Bank of Pulaski located at 206 South First Street, Pulaski, Tennessee 38478.

Q:           What items will be voted upon at the special meeting?

A:           You will be voting upon the following matters:

1.   Amendment to our Charter and Reclassification of Common Stock. To amend our charter to provide for the authorization of a new class of common stock, Class A stock, and to reclassify certain of our shares of existing common stock into the Class A stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

2.     Adjournment.  To grant the proxy holders discretionary authority to vote to adjourn the special meeting, if necessary, in order to solicit additional proxies in the event there are not sufficient affirmative votes present at the special meeting to approve the proposals that may be considered and voted on at the special meeting.

3.    Other Business.  To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

Q:           Who can vote?

A:           You are entitled to vote your common stock if our records show that you held your shares as of the close of business on ___________, 2012, the record date.

              Each shareholder is entitled to one vote for each share of common stock held on ___________, 2012. On that date, there were _____ shares of our common stock outstanding and entitled to vote. The common stock is our only class of outstanding voting securities. Our shareholders are not entitled to cumulative voting rights.

Q:           How do I vote by proxy?

A:           If you sign, date and return your proxy card before the special meeting, we will vote your shares as you direct. For the amendment to our charter and the reclassification of our common stock and the grant of discretionary authority to vote to adjourn the special meeting, if necessary, you may vote "for", "against" or you may "abstain" from voting.

              If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them "for" the charter amendment and the reclassification of common stock and "for" the grant of discretionary authority to vote to adjourn the special meeting, if necessary.

              The board of directors knows of no other business to be presented at the special meeting. If any matters other than those set forth above are properly brought before the special meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

Q:           How do I change or revoke my proxy?

A:           You can change or revoke your proxy at any time before it is voted at the special meeting by:

1.    submitting another proxy with a more recent date than that of the proxy first given; or
2.   attending the special meeting and voting in person, although attendance by itself will not revoke a previously granted proxy; or
3.    sending written notice of revocation to our corporate secretary, Tracy Porterfield, at 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478.

Q:           If I return my proxy can I still attend the special meeting?

A:           You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope, so that your shares will be represented at the special meeting. However, returning a proxy does not affect your right to attend the special meeting and vote your shares in person.

Q:           What is the vote required to approve the proposals?

A:            The charter amendment providing for the reclassification of our common stock must be approved by the affirmative vote of the holders of a majority of our outstanding common voting shares. As of the record date, holders of our shares of common voting stock whose shares will remain common stock after the reclassification transaction own approximately 1,518,046 of our outstanding shares of common voting stock. Therefore, if all of our shareholders whose shares of common stock will remain common stock after the reclassification transaction vote in favor of the charter amendment it will be approved. Not including stock options, as of the record date, our directors and executive officers beneficially owned 147,551 of our common stock. Because the charter amendment and reclassification transaction must be approved by the holders of at least a majority of our outstanding common stock, the proposal must receive support of non-director or executive officer shareholders holding in excess of 638,365 of the outstanding shares. The adjournment proposal and any other matter submitted to the shareholders will require the affirmative vote of a majority of the votes cast in person or by proxy at the special meeting.

Q:           What constitutes a "quorum" for the special meeting?

A:           A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. We need 785,916 shares of our common stock, present or represented by proxy, to have a quorum at the special meeting. A quorum is necessary to conduct business at the special meeting. You are part of the quorum if you have voted by proxy.

Q:           What is the effect of abstentions and broker non-votes?

A:           Abstentions and broker non-votes will be treated as present for purposes of determining a quorum but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If your broker does not receive instructions from you, your broker will not be able to vote your shares on the charter amendment and reclassification proposal, resulting in a broker non-vote. Abstentions and "non-votes" will have the effect of a vote against approval of the charter amendment and reclassification proposal. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on these matters. So long as a quorum is present, abstentions and "non-votes" will have no effect on the adjournment proposal and any other proposal that properly comes before the special meeting.

Q:           Who pays for the solicitation of proxies?

A:           This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of First Pulaski who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. These brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have not retained any outside party to assist in the solicitation of proxies.

Q:           When are shareholders proposals for the 2013 annual meeting due?

A:           In order for any proposals by shareholders to be included in the Company's 2013 proxy statement and to be considered at the 2013 annual meeting, all such proposals intended for presentation at the 2013 annual meeting must be mailed to Tracy Porterfield, Chief Financial Officer and Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478 and must be received no later than December 7, 2012.

              Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

              For any other shareholder proposals to be timely (but not considered for inclusion in the Company's 2013 proxy statement) a shareholder must forward such proposal to Mr. Porterfield at the address set forth above prior to February 20, 2013.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

              Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the SEC, and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended. Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on _______, 2012.

              The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of __________, 2012 (unless otherwise noted), for:

  each of the Company's directors and nominees;

  each of the Company's executive officers named in the summary compensation table; and

  all of the Company's directors and executive officers as a group.

              The percentages of shares outstanding provided in the table are based on 1,571,831 voting shares outstanding as of July 30, 2012. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. Shares issuable upon exercise of options that are exercisable within sixty days of July 30, 2012 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name (1)	Number of Shares Beneficially Owned	Number of Shares That May be Acquired Within 60 Days Following July 30, 2012 by Exercising Options	Percent of Shares Outstanding Common Stock	Percent of Outstanding Common Stock Post-Reclassification
Directors
David E. Bagley	10,173 (2)	0	0.65%	0.67%
James K. Blackburn, IV	6,564 (3)	0	0.42%	0.43%
Wade Boggs	12,077 (4)	0	0.77%	0.80%
James H. Butler	9,097 (5)	0	0.58%	0.60%
William Lyman Cox (6)	13,939 (7)	0	0.89%	0.92%
Gregory G. Dugger	15,308 (8)	0	0.97%	1.01%
Charles D. Haney	11,332 (9)	0	0.72%	0.75%
Donald A. Haney (6) (10)	4,214 (11)	5,000	0.58%	0.60%
Mark A. Hayes (6) (10)	14,787 (12)	0	0.94%	0.97%
Linda Lee Rogers	5,102 (13)	0	0.32%	0.34%
R. Whitney Stevens, Jr.	2,515 (14)	0	0.16%	0.17%
Larry K. Stewart	8,104 (15)	0	0.52%	0.53%
Bill Yancey	9,148 (16)	0	0.58%	0.60%
Named Executive Officers
James T. Cox (17)	20,614 (18)	0	1.31%	1.36%
Tracy Porterfield (10)	2,902	1,500	0.28%	0.29%
Milton H. Nesbitt	1,675	0	0.11%	0.11%

Directors and Executive Officers as a group (16 persons)	147,551	6,500	9.76%	10.10%

_______________________

(1)      The address of all parties shown in this table is 206 South First Street, Pulaski, Tennessee 38478.
(2)      Includes 635 shares held by Bagley & Bagley Insurance Company, 9,224 shares held by Raymond James & Association Inc. for benefit of David Bagley and 313 shares held as custodian for child.
(3)      Mr. Blackburn has pledged 3,638 shares of Company Common Stock beneficially owned by him.
(4)      Includes 6,038 shares held by wife. Mr. Boggs has pledged 120 shares of Company Common Stock beneficially owned by him.
(5)     Includes 8,312 shares held jointly with wife and 785 shares held jointly with three children and grandchild.
(6)      Mr. Cox, Mr. Haney and Mr. Hayes are also Named Executive Officers of the Company.
(7)      Includes 93 shares held by wife and 819 shares held by children. Mr. Cox has pledged 3,188 shares of Company Common Stock beneficially owned by him.
(8)      Includes 7,271 shares held by wife and 1,665 shares held by Raymond James & Association for benefit of Gregory G. Dugger IRA.
(9)      Includes 7,697 shares held jointly with wife, 514 shares held by wife, 201 shares held jointly with wife as trustee for children and 2,920 shares in trust for employees of Physicians & Surgeons, Inc.
(10)    Mr. Haney, Mr. Hayes and Mr. Porterfield serve as Trustees for the First National Bank of Pulaski Employee Profit Sharing Plan, pursuant to which they have the ability to vote the shares held by the Plan and allocated to individual participant accounts. The shares reflected in the above table do not include shares held by the First National Bank of Pulaski Employee Profit Sharing Plan for which these individuals have the right to vote as trustees.
(11)     Includes 60 shares held jointly with wife and children, 1,700 shares held by Raymond James & Association for benefit of Donald A. Haney IRA, 689 shares held jointly with wife, 190 shares held by CGM IRA Custodian for benefit of wife and 6 shares held by daughter.

(12)     Includes 12,238 shares held jointly with wife, 5 shares held by children and 750 shares held by Raymond James & Association for benefit of Mark Hayes IRA.
(13)     Includes 220 shares held by husband.
(14)     Held jointly with wife.
(15)     Includes 7,502 shares held jointly with wife and 602 shares held jointly with children.
(16)     Held jointly with wife.
(17)     Mr. Cox ceased to be an executive officer on April 29, 2011, but still serves as the Bank's Senior Officer.
(18)     Includes 2,878 shares held by wife and 4,817 shares held by Raymond James and Associates Inc. for benefit of James T. Cox IRA.

SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)

              Set forth below is our selected historical consolidated financial information, which was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which we refer to as the Annual Report, and from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2012 which we refer to as the Quarterly Report, and from other information and data contained in the Annual Report and the Quarterly Report.

              The following schedule presents the results of operations, cash dividends declared, stock dividends declared, total assets, stockholder's equity and per share information for the Company for the six months ended June 30, 2012 and 2011, for each of the five years ended December 31, 2011:

FIRST PULASKI NATIONAL CORPORATION FINANCIAL HIGHLIGHTS (UNAUDITED)
	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(unaudited)		(dollars in thousands, except per share amounts)
Interest income	$ 14,310	$ 14,385	$ 28,714	$ 29,424	$ 31,281	$ 33,687	$ 33,605
Interest expense	2,226	2,816	5,268	7,601	10,328	14,856	16,777
Net interest income	12,084	11,570	23,446	21,823	20,953	18,831	16,828
Loan loss provision	440	1,150	1,455	4,750	5,328	2,033	261
Non-interest income	3,426	2,619	5,131	5,911	4,276	4,400	4,113
Non-interest expense	8,991	8,770	18,043	17,642	17,703	17,252	13,365
Income before income tax	6,079	4,268	9,079	5,341	2,199	3,946	7,314
Net income	4,040	2,970	6,249	4,028	2,232	3,471	5,453

Total assets	$660,577	$624,628	$635,099	$601,140	$609,427	$592,303	$529,941
Loans, net of unearned income	340,055	349,136	340,554	342,559	370,609	396,926	321,071
Securities	247,978	201,944	217,470	191,195	151,850	136,652	153,900
Deposits	582,976	553,044	559,231	533,324	542,977	530,497	469,008
Total long-term debt	6,572	7,433	7,326	7,545	7,779	3,392	3,640

Per Share Data:
Net Income-Basic	$2.57	$1.89	$3.98	$2.58	$1.43	$2.24	$3.51
Net Income-Diluted	2.57	1.89	3.98	2.58	1.43	2.24	3.50
Cash dividends paid	0.50	0.50	1.25	1.00	1.60	1.80	1.80

Total average equity (1)	$ 59,577	$ 54,151	$ 55,477	$ 51,664	$ 50,536	$ 50,127	$ 48,629
Total average assets (1)	650,104	617,159	619,574	609,032	597,754	559,115	504,385

As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
2012	2011	2011	2010	2009	2008	2007
(unaudited)		(dollars in thousands, except per share amounts)
Ratios
Avg equity to avg assets	9.16%	8.77%	8.95%	8.48%	8.45%	8.97%	9.64%
Return on average equity	13.64%	11.06%	11.26%	7.80%	4.42%	6.92%	11.21%
Return on average assets	1.25%	0.97%	1.01%	0.66%	0.37%	0.62%	1.08%
Dividend payout ratio	19.48%	26.40%	31.40%	38.83%	111.63%	80.40%	51.28%

(1)      Total average equity and total average assets above excludes the unrealized gain or loss on investment securities.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

              The summary pro forma balance sheet data is based on historical data as of June 30, 2012, adjusted to give effect to the conversion of 53,785 shares of common stock (which constitute the shares held by those holders of fewer than 201 shares of common stock into shares of Class A stock in the reclassification transaction). The pro forma balance sheet data is based on the assumption that an aggregate of 53,785 shares of common stock will be converted into an equal number of shares of Class A stock and that expenses of $78,000 will be incurred in the reclassification transaction. We have assumed that all of the cash required for the expenses of the transaction was paid from a cash dividend paid to us by our bank subsidiary. We have adjusted the pro forma income statement data for the effects of the anticipated cost savings expected as a result of the transaction which are estimated at $132,000 for the first twelve months following the transaction for all expenses other than current and additional staff time expenses which are estimated at $90,000 for the first twelve months following the transaction.

              The following summary unaudited consolidated financial information gives effect to the reclassification transaction as if it had occurred on January 1, 2012 for the six months ended June 30, 2012 information and January 1, 2011 for the year ended December 31, 2011 information. The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

FIRST PULASKI NATIONAL CORPORATION
Consolidated Pro Forma Balance Sheet
June 30, 2012
(In Thousands, Except Share and Per Share Data)
	Historical	Pro Forma Adjustments	Pro Forma
ASSETS

Cash and due from banks	$28,245,448	(48,100)(2)	$28,197,348
Federal funds sold	2,140,000		2,140,000
Cash and cash equivalents	30,385,448		30,337,348

Interest bearing balances with banks	445,175		445,175
Securities available for sale	247,978,010		247,978,010

Loans held for sale	1,183,572		1,183,572

Loans
Loans net of unearned income	340,054,936		340,054,936
Allowance for loan losses	(7,188,673)		(7,188,673)
Total net loans	332,866,263		332,866,263

Bank premises and equipment	18,850,690		18,850,690
Accrued interest receivable	2,871,099		2,871,099
Other real estate	6,962,149		6,962,149
Federal Home Loan Bank stock	1,526,500		1,526,500
Company-owned life insurance	10,946,775		10,946,775
Prepaid FDIC insurance	1,501,849		1,501,849
Deferred tax assets, net	3,209,977		3,209,977
Prepayments and other assets	1,849,219		1,849,219
TOTAL ASSETS	$660,576,726		$660,528,626
	===========		===========

	Historical	Pro Forma Adjustments	Pro Forma
LIABILITIES
Deposits
Non-interest bearing balances	$ 93,018,649		$ 93,018,649
Interest bearing balances	489,957,537		489,957,537
Total deposits	582,976,186		582,976,186

Securities sold under repurchase agreements	1,961,273		1,961,273
Other borrowed funds	6,572,073		6,572,073
Accrued interest payable	786,633		786,633
Other liabilities	5,197,442		5,197,442

TOTAL LIABILITIES	597,493,607		597,493,607

SHAREHOLDERS' EQUITY
Common Stock, $1 par value; authorized - 10,000,000 shares;
1,571,831 shares issued and outstanding; pro forma 1,518,046	1,571,831	(53,785)(1)	1,518,046
Class A stock, $1 par value; authorized - 1,000,000, 53,785 issued and outstanding	-	53,785(1)	53,785
Capital surplus	1,692,540		1,692,540
Retained earnings	57,609,894	(48,100)(2)	57,561,794
Accumulated other comprehensive income, net	2,208,854		2,208,854

TOTAL SHAREHOLDERS' EQUITY	63,083,119		63,035,019

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$660,576,726		$660,528,626
	===========		===========

(1) To record the reclassification of Class A stock.
(2) To record expenses of reclassification of $78,000, net of taxes of $29,900.

FIRST PULASKI NATIONAL CORPORATION
Consolidated Pro Forma Statement of Income and Comprehensive Income
For The Six Months Ended June 30, 2012
(In Thousands - Except Per Share and Ratio Data)
	Historical	Pro Forma Adjustments	Pro Forma

INTEREST INCOME:
Loans, including fees	$11,865,596		$11,865,596
Securities
Taxable	1,843,670		1,843,670
Non-taxable	520,793		520,793
Federal funds sold and other	30,129		30,129
Dividends	50,007		50,007
Total interest income	14,310,195		14,310,195

INTEREST EXPENSE:
Interest on deposits:
NOW Accounts	113,550		113,550
Savings & MMDAs	206,833		206,833
Time	1,768,056		1,768,056
Repurchase agreements	15,407		15,407
Borrowed funds	122,376		122,376
Total interest expense	2,226,222		2,226,222

NET INTEREST INCOME	12,083,973		12,083,973

Provision for loan losses	440,000		440,000

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	11,643,973		11,643,973

NON-INTEREST INCOME:
Service charges on deposit accounts	963,733		963,733
Commissions and fees	162,510		162,510
Other service charges and fees	573,577		573,577
Income on company-owned life insurance	157,562		157,562
Security gains, net	499,250		499,250
Mortgage banking income	1,042,045		1,042,045
Other income	27,345		27,345
Total non-interest income	3,426,022		3,426,022

NON-INTEREST EXPENSES:
Salaries and employee benefits	$5,199,144		$5,199,144
Occupancy expense, net	919,345		919,345
Furniture and equipment expense	346,089		346,089
Advertising and public relations	282,122		282,122
Foreclosed assets, net	233,359		233,359
FDIC insurance expense	248,245		248,245
Other operating expenses	1,763,143	12,000(1)	1,751,143
Total non-interest expenses	8,991,447		9,003,447

Income before taxes	6,078,548		6,078,548
Applicable income taxes	2,038,892	(4,600)(2)	2,034,292

NET INCOME	$4,039,656		$4,032,256
	===========		===========
Earnings per common share:
Basic	$2.57		$2.56
	===========		===========
Diluted	$2.57		$2.56
	===========		===========

	Historical	Pro Forma Adjustments	Pro Forma
Comprehensive income
Net income	$4,039,656	(7,400)	$4,032,256
Reclassification adjustment for gains included in net income, net of tax	(643,046)		(643,046)
Change in unrealized gains (losses) on available for sale securities, net of tax	614,009		614,009

Comprehensive income	$4,010,619		$4,003,219
	===========		===========

(1) Represents the estimated expenses of the proposed transaction of $78,000 offset by one-half of estimated annual savings due to the proposed transaction of $66,000.
(2) Represents the estimated tax effect due to the proposed transaction.

FIRST PULASKI NATIONAL CORPORATION
Consolidated Pro Forma Statement of Income
For The Year Ended December 31, 2011
(In Thousands - Except Per Share and Ratio Data)
	Historical	Pro Forma Adjustments	Pro Forma(3)
INTEREST INCOME
Loans, including fees	$24,131,721		$24,131,721
Securities:
Taxable	3,215,452		3,215,452
Non-taxable	1,225,583		1,225,583
Federal funds sold and other	56,627		56,627
Dividends	84,875		84,875
Total Interest Income	28,714,258		28,714,258

INTEREST EXPENSE
Interest on deposits:
Transaction accounts	215,022		215,022
Money market deposit accounts	306,886		306,886
Other savings deposits	95,846		95,846
Time certificates of deposit of $100,000 or more	2,318,208		2,318,208
All other time deposits	2,025,023		2,025,023
Securities sold under repurchase agreements	33,892		33,892
Other borrowed funds	273,293		273,293
Total Interest Expense	5,268,170		5,268,170

NET INTEREST INCOME	23,446,088		23,446,088

Provision for loan losses	1,455,000		1,455,000

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	21,991,088		21,991,088

NON-INTEREST INCOME
Service charges on deposit accounts	2,198,672		2,198,672
Commissions and fees	300,902		300,902
Other service charges and fees	1,002,589		1,002,589
Income on company-owned life insurance	351,024		351,024
Security gains, net	132,760		132,760
Mortgage banking income	772,638		772,638
Other income	364,597		364,597
Total Non-interest Income	5,123,182		5,123,182

NON-INTEREST EXPENSES
Salaries and employee benefits	10,248,952		10,248,952
Occupancy expense, net	1,895,054		1,895,054
Furniture and equipment expense	729,064		729,064
Advertising and public relations	571,388		571,388
Foreclosed assets, net	199,922		199,922
FDIC insurance expense	636,492		636,492
Other operating expenses	3,754,585	(54,000)(1)	3,700,585
Total Non-interest Expenses	18,035,457		17,981,457
Income before income taxes	9,078,813		9,132,813
Applicable income tax (benefit) expense	2,829,824	20,700(2)	2,850,524
NET INCOME	$ 6,248,989		$ 6,282,289

	==========		==========
Earnings per common share:
Basic	$3.98		$3.98
	==========		==========
Diluted	$3.98		$3.98
	==========		==========
Stock dividends per share:
Common Shares	$1.25		$1.25
	==========		==========
Class A Shares	-		$1.30
	==========		==========

(1) Represents the estimated expenses of the proposed transaction of $78,000 offset by the estimated annual savings due to the proposed transaction of $132,000.
(2) Represents the estimated tax effect due to the proposed transaction.
(3) Pro forma dividends per share are based upon paying a 4% premium to the Class A shareholders.

MARKET PRICE OF COMMON STOCK AND
DIVIDEND INFORMATION

Market for Common Stock

              Common stock of First Pulaski National Corporation is not traded through an organized exchange but is traded between local individuals. As such, price quotations are not available on the New York Stock Exchange or any other quotation service. The following trading prices for 2012, 2011 and 2010 represent trades of which the Company was aware and do not necessarily include all trading transactions for the period and may not necessarily reflect actual stock values.

	Trading Prices	Dividends Paid
1st Quarter, 2012	$40.00 - 43.00	$0.25
2nd Quarter, 2012	$38.00 - 41.00	$0.25
3rd Quarter, 2012 (through July 30, 2012)	$40.00 - 41.00

1st Quarter, 2011	$35.00 - 50.00	$0.25
2nd Quarter, 2011	$40.00 - 47.00	$0.25
3rd Quarter, 2011	$40.00 - 45.00	$0.25
4th Quarter, 2011	$40.00 - 43.00	$0.50
Total Annual Dividend, 2011		$1.25

1st Quarter, 2010	$50.00 - 55.00	$0.25
2nd Quarter, 2010	$48.00 - 55.00	$0.25
3rd Quarter, 2010	$48.00 - 50.00	$0.25
4th Quarter, 2010	$45.00 - 55.00	$0.25
Total Annual Dividend, 2010		$1.00

              There were approximately 1,603 shareholders of record of the Company's common stock as of July 30, 2012.

Dividends

              The Company reviews its dividend policy at least annually. The amount of the dividend, while in the Company's sole discretion, depends in part upon the performance of First National Bank of Pulaski. The Company's ability to pay dividends is restricted by federal laws and regulations applicable to bank holding companies and by Tennessee laws relating to the payment of dividends by Tennessee corporations. Because substantially all operations are conducted through its subsidiaries, the Company's ability to pay dividends also depends on the ability of the subsidiaries to pay dividends to the Company. The ability of First National Bank of Pulaski to pay cash dividends to the Company is restricted by applicable regulations of the OCC and the FDIC.

SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2013 ANNUAL MEETING

              In order for any proposals by shareholders to be included in the Company's 2013 proxy statement and to be considered at the 2013 annual meeting, all such proposals intended for presentation at the 2013 annual meeting must be mailed to Tracy Porterfield, Chief Financial Officer and Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478 and must be received no later than December 7, 2012.

              Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

              For any other shareholder proposals to be timely (but not considered for inclusion in the Company's 2013 proxy statement) a shareholder must forward such proposal to Mr. Porterfield at the address set forth above prior to February 20, 2013.

CERTAIN TRANSACTIONS

              Some of the Company's officers and directors at present, as in the past, are customers of the Bank, and some of the Company's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank. As such customers, they had transactions in the ordinary course of business in 2009, 2010 and 2011 with the Bank, including borrowings, all of which were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the Board of Directors, these loans did not involve more than a normal risk of collectability or present any other unfavorable features. Related party transactions between the Company or the Bank and the directors or executive officers are approved in advance by the Company's Board of Directors.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

              We have not received any report, opinion or appraisal from an outside party that is related to the reclassification transaction.

Independent Registered Public Accounting Firm

              Representatives of Crowe Horwath LLP, are expected to be present at the special meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Forward Looking Statements

              Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

              We caution you not to place undue reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See "- Where You Can Find More Information" below.

Where You Can Find More Information

              We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available without charge, other than internet access charges, from the Edgar filings obtained through the SEC's Internet Website (http://www.sec.gov).

By order of the Board of Directors:

Tracy Porterfield
Corporate Secretary

APPENDIX A

ARTICLES OF AMENDMENT TO THE CHARTER OF
FIRST PULASKI NATION CORPORATION

           Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

              FIRST.  The name of the corporation (the "Corporation") is First Pulaski National Corporation

              SECOND.  The charter of the Corporation is hereby amended by deleting Section 9 in its entirety and inserting in lieu thereof:

        (a)       The authorized amount and the classes of shares of capital stock of the corporation shall be (i) Nine Million (9,000,000) shares of Common Stock, par value of $1.00 per share and (ii) One Million (1,000,000) shares of Class A stock, par value of $1.00 per share. There shall be no preemptive rights for holders of capital stock. There shall be no cumulative voting rights.

        (b)       Provisions Applicable to the Common Stock. The Common Stock shall have unlimited voting rights.

        (c)       Provisions Applicable Only to Class A stock.

(1) Voting Rights.

       (i)        Each outstanding share of Class A stock shall not have any voting rights, unless otherwise required by law, except that pursuant to Section 48-11-201(30) of the Tennessee Business Corporation Act, holders of shares of Class A stock and Common Stock shall be considered as a single voting group and are entitled to vote and be counted together collectively and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with the bylaws of the corporation on the following matters:

    A.        Voting on a merger or share exchange, to the extent shareholder approval is required, as described in Section 48-21-104 of the Tennessee Business Corporation Act;

       B.        Voting on the sale of assets other than in the regular course of business, to the extent shareholder approval is required, as described in Section 48-22-102 of the Tennessee Business Corporation Act; and

      C.     Voting on the voluntary dissolution of the Corporation, to the extent shareholder approval is required, as described in Section 48-24-102 of the Tennessee Business Corporation Act.

(2)     Dividends. Dividends shall be paid on the Class A stock before being paid on the Common Stock, but there shall be no requirement to pay dividends, and there shall be no cumulative dividends. If dividends are paid on the Common Stock, the dividends payable on the Class A stock shall be equal to 4% more, rounded up to the next whole cent, than is paid on the Common Stock.

(3)     Conversion/Redemption. The Class A stock shall have no conversion rights or redemption rights.

     (d)     Rights Upon Liquidation or Sale of Control Transaction. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the corporation's assets will be applied first to the payment, satisfaction and discharge of the corporation's debts and obligations, including the necessary expenses of dissolution or liquidation, and then, after satisfying the terms of any preferred stock entitled to a liquidation preference upon such liquidation, if any, applied pro rata to the holders of the corporation's common stock and holders of Class A stock. Shares of common stock, Class A stock stock shall be entitled to receive the same consideration per share in any merger, share exchange, sale of substantially all of the assets of the corporation or similar sale of control transactions.

     (e)     Reclassification of Common Stock.

   (1)   Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns fewer than 201 shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, hereafter be reclassified as Class A stock, on the basis of one share of Class A stock per each share of Common Stock so reclassified, which shares of Class A stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

   (2)   Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder of record who owns 201 or more shares of such Common Stock shall not be reclassified and shall continue in existence as a share of Common Stock.

THIRD. These Articles of Amendment are to be effective when filed with the Secretary of State.

        FOURTH. These Articles of Amendment were adopted by the Board of Directors of the Corporation on ___________________, 2012 and by the shareholders of the Corporation on ___________________, 2012.

FIRST PULASKI NATIONAL CORPORATION

By: ____________________________________

Name: __________________________________

Title: ____________________________________

A-2

APPENDIX B

TENNESSEE DISSENTERS' RIGHTS STATUTE

CHAPTER 23
DISSENTERS' RIGHTS

Part 1 - RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

48-23-101.       Chapter definitions.
48-23-102.       Right to dissent.
48-23-103.       Dissent by nominees and beneficial owners.

Part 2 - Procedure for Exercise of Dissenters' Rights

48-23-201.       Notice of dissenters' rights.
48-23-202.       Notice of intent to demand payment.
48-23-203.       Dissenters' notice.
48-23-204.       Duty to demand payment.
48-23-205.       Share restrictions.
48-23-206.       Payment.
48-23-207.       Failure to take action.
48-23-208.       After-acquired shares.
48-23-209.       Procedure if shareholder dissatisfied with payment or offer.

Part 3 - Judicial Appraisal of Shares

48-23-301.       Court action.
48-23-302.       Court costs and counsel fees.

PART 2 - RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

48-23-101.      Chapter definitions. - As used in this chapter, unless the context otherwise requires:
             (1)      "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;
             (2)      "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;
             (3)      "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;
             (4)      "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;
             (5)      "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;
             (6)      "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and
             (7)      "Shareholder" means the record shareholder or the beneficial shareholder.
48-23-102.       Right to Dissent. - (a)    A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:
             (1)      Consummation of a plan of merger to which the corporation is a party:
                       (A)      If shareholder approval is required for the merger by Section 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or
                       (B)      If the corporation is a subsidiary that is merged with its parent under Section 48-21-105;

   (2)     Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
   (3)      Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;
   (4)      An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:
              (A)      Alters or abolishes a preferential right of the shares;
              (B)      Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
              (C)      Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
              (D)      Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
               (E)      Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under Section 48-16-104; or
   (5)        Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

           (b)          A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
           (c)           Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.
48-23-103.          Dissent by nominees and beneficial owners. - (a)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.
           (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:
            (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
            (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

PART 2  -  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

48-23-201.      Notice of dissenters' rights. - (a)   If proposed corporate action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
           (b)        If corporate action creating dissenters' rights under Section 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 48-23-203.
            (c)         A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.
48-23-202.       Notice of intent to demand payment. - (a)   If proposed corporate action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:
           (1)         Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and
           (2)         Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by Section 48-23-201.
           (b)         A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.
48-23-203.      Dissenters' notice. - (a)   If proposed corporate action creating dissenters' rights under Section 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 48-23-202.
          (b)        The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:
           (1)         State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

           (2)         Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
           (3)         Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;
           (4)         Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and
           (5)         Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201.
48-23-204.       Duty to demand payment. - (a)   A shareholder sent a dissenters' notice described in Section 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.
           (b)          The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
           (c)          A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.
           (d)          A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.
48-23-205.        Share restrictions. - (a)   The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under Section 48-23-207.
           (b)          The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
48-23-206.        Payment. - (a)   Except as provided in Section 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with Section 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's  shares, plus accrued interest.
           (b)          The payment must be accompanied by:
           (1)          The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
           (2)          A statement of the corporation's estimate of the fair value of the shares;
           (3)          An explanation of how the interest was calculated;
           (4)          A statement of the dissenter's right to demand payment under Section 48-23-209;and
           (5)          A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201 or Section 48-23-203.
48-23-207.        Failure to take action. - (a)   If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
           (b)          If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under Section 48-23-203 and repeat the payment demand procedure.
48-23-208.        After-acquired shares. - (a)   A corporation may elect to withhold payment required by Section 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.
           (b)          To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's  demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section 48-23-209.
48-23-209.        Procedure if shareholder dissatisfied with payment or offer. - (a)   A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under Section 48-23-206), or reject the corporation's offer under Section 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:
           (1)          The dissenter believes that the amount paid under Section 48-23-206 or offered under Section 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;
           (2)           The corporation fails to make payment under Section 48-23-206 within two (2) months after the date set for demanding payment; or
           (3)           The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.
           (b)           A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

PART 3 - JUDICIAL APPRAISAL OF SHARES

48-23-301. Court action. - (a)   If a demand for payment under Section 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
           (b)           The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
           (c)           The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
            (d)          The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
             (e)           Each dissenter made a party to the proceeding is entitled to judgment:
             (1)          For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or
            (2)          For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 48-23-208.

48-23-302.           Court costs and counsel fees. - (a)   The court in an appraisal proceeding commenced under Section 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 48-23-209.
              (b)         The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:
              (1)         The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or
               (2)        Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
               (c)         If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Form of Proxy Card

FIRST PULASKI NATIONAL CORPORATION
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON ________, 2012
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

PLEASE MARK, SIGN, DATE AND RETURN IN THE ADDRESSED POSTAGE PAID ENVELOPE PROVIDED

              The undersigned hereby appoints Mark A. Hayes, Donald A. Haney and Tracy Porterfield, or any one of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any of them to represent and to vote, as designated below, all the Common Stock of First Pulaski National Corporation held by the undersigned on _______, 2012, at the special meeting of its shareholders to be held in the First National Bank of Pulaski Cox and Curry Center, 206 South First Street, Pulaski, Tennessee 38478, on ______, ________, 2012, at _____, CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present.

Management recommends a vote of "FOR" proposals (1) and (2).

1.

To amend our charter to provide for the authorization of a new class of capital stock, Class A stock, and to reclassify certain of our shares of existing common stock into the Class A stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

 FOR	 AGAINST	 ABSTAIN

2.

Approval of grant of discretionary authority to vote to adjourn the special meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the special meeting to approve the proposals that may be considered and acted upon at the special meeting.

 FOR	 AGAINST	 ABSTAIN

3.	Whatever other business may be brought before the meeting or any adjournment or adjournments thereof. Management at present knows of no other business to be presented at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).

TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AT SPECIAL MEETING, CHECK THIS BLOCK [    ].

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

IN WITNESS WHEREOF, I have hereunto set my hand this the __________ day of _________, 2012.

Number of shares: _____________	Proxy Number: ___________

Signature of Shareholder(s), including title when signing as attorney, executor, administrator, trustee, guardian or corporate officer. If shares are held jointly, each shareholder named should sign.